Exhibit 4.25

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement{ XE “Agreement” }”), dated November 21, 2007 (the “Closing Date”), is entered into by and among FB Transportation Capital LLC, a limited liability company organized under the laws of the State of Delaware (the “Seller{ XE “Seller” }”), and Textainer Limited, a company with limited liability organized under the laws of Bermuda (the “Purchaser”).

Preliminary Statements

WHEREAS, the Seller is the owner of 6,000 of the issued and outstanding class A shares (the “Class A Shares”) of Textainer Marine Containers Limited, a company with limited liability organized and existing under the laws of Bermuda (the “Company{ XE “Company” }”), that is engaged in the business of owning and leasing of marine containers;

WHEREAS, the Seller, the Purchaser and the Company are parties to a members agreement, dated as of November 29, 2001 (the “Members Agreement{ XE “Members Agreement” }”), which governs certain aspects of the relationship between the shareholders of the Company;

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, three thousand (3,000) Class A Shares in the Company (the “Purchased Shares{ XE “Purchased Shares” }”) currently owned by the Seller. This Agreement is entered into by the parties to set forth the terms and conditions upon which the Purchaser will purchase the Purchased Shares from the Seller.

NOW THEREFORE, in consideration of the facts set forth above and the mutual covenants contained in this Agreement, the parties agree as follows:

Agreement

ARTICLE 1

Defined Terms; Purchase and Sale of Purchased Shares

1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the meanings ascribed to the below:

1.1.1 Losses. Any and all liabilities, obligations, duties, claims, actions, causes of action, assessments, losses (including diminution in value), costs, damages, deficiencies, taxes, fines, or expenses, including, without limitation, interest, penalties, reasonable attorney fees, and all amounts paid in investigation, defense, or settlement of any of the foregoing.

1.1.2 Rating Agency Condition. “Rating Agency Condition” shall have the same meaning as such term is defined in the Second Amended and Restated Indenture, dated as of May 26, 2005 (as further amended as of June 3, 2005 and June 8, 2006), by and between Textainer Marine Containers Limited and Wells Fargo Bank, National Association, as indenture trustee.

An index of the terms defined in this Agreement appears as Exhibit I hereto.

1.2 Purchase and Sale of Purchased Shares. On the terms and subject to the satisfaction of the conditions to performance of its obligations under this Agreement, the Purchaser shall purchase from the Seller, and the Seller shall sell to the Purchaser, the Purchased Shares. The purchase and sale of the Purchased Shares shall occur on the Purchase Date. For purposes of this Agreement, the term “Purchase Date” shall mean the earlier of the date on which all conditions to the closing of the transactions outlined in this Agreement have been satisfied or waived and (ii) November 30, 2007.

1.3 Purchase Price; Payment and Adjustment of Purchase Price.

1.3.1 In consideration of the sale of the Purchased Shares by the Seller to the Purchaser hereunder, the Purchaser shall pay to the Seller on the Purchase Date, cash, in immediately available funds, in an amount equal to the Purchase Price. For purposes of this Agreement, the term “Purchase Price” shall mean an amount equal to the sum of (i) Eighteen Million Dollars ($18,000,000) and (ii) an amount equal to the product of (x) twenty-five percent (25%) and (y) the total shareholders equity of the Class A Shares, as determined in generally accepted accounting principles in the United States of America, at the close of business on October 31, 2007, plus simple interest on the sum of (i) plus (ii) from October 31, 2007 until the Purchase Date at the London Interbank Offering Rate plus two percent (LIBOR + 2%) per annum; provided, however, that if the Purchase Date shall not occur before November 30, 2007, the total shareholders equity shall be calculated at the close of business on November 30, 2007, the Purchase Date shall be November 30,2007, and no interest shall be payable on the Purchase Price.

1.3.2 On the Purchase Date, the Seller shall cause the Company to prepare and deliver to the Purchaser an estimated closing statement substantially in the form of Exhibit A hereto (the “Estimated Closing Statement”), together with all other documentation necessary to support the components set forth therein. As promptly as practicable, but in any event within sixty (60) days following the Purchase Date, the Seller shall cause the Company to prepare and deliver to the Purchaser a statement (the “Final Closing Statement”) indicating the actual amounts for the items included in the Estimated Closing Statement, with such amounts being calculated in a manner consistent with the calculation of such amounts on the Estimated Closing Statement. The Final Closing Statement delivered by the Company to the Purchaser shall be deemed to be, and shall be, final, binding and conclusive, absent manifest error, on the parties hereto.

1.3.3 Within ten (10) Business Days following the delivery of the Final Closing Statement pursuant to this Section 1.3, the adjustment payments, if any, payable pursuant to Section 1.3.4 shall be paid by wire transfer of immediately available funds to a bank account designated by the Seller or the Purchaser, as the case may be.

1.3.4 The Purchaser shall make an adjustment payment to the Seller in an amount equal to the amount if any, that the Purchase Price on the Final Closing Statement is greater than the Purchase Price on the Estimated Closing Statement, or the Seller shall make an adjustment payment to the Purchaser in an amount equal to the amount if any, that the Purchase Price on the Final Closing Statement is less than the Purchase Price on the Estimated Closing Statement.

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1.4 Title. On the Purchase Date, the Seller shall sell, assign, transfer and convey to the Purchaser the Purchased Shares, including all rights of the Seller with respect to such Purchased Shares, free and clear of all security interests, liens, claims, encumbrances, or rights therein of any third party (collectively, the “Liens{ XE “Liens” }”).

1.5 Closing. The purchase and sale of the Purchased Shares will be consummated on the Purchase Date at such location as the Purchaser and the Seller may mutually agree.

ARTICLE 2

Representations and Warranties of the Seller

The Seller represents and warrants to the Purchaser as of the Closing Date and the Purchase Date as follows:

2.1 Existence, Power and Authority. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite authority to enter into this Agreement and to consummate the transactions contemplated hereby.

2.2 Wholly Owned Subsidiary. Seller is an indirect wholly owned subsidiary of Fortis Bank S.A./N.V., a foreign bank within the meaning of the International Banking Act.

2.3 Authorization. The execution and delivery of this Agreement and the performance by Seller hereunder have been duly authorized by all requisite action and proceedings of Seller, and in accordance with applicable provisions of its organizational documents and applicable law. This Agreement has been duly executed and delivered by Seller, and this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

2.4 No Conflicts. The execution, delivery and performance of this Agreement by Seller and the consummation by the Seller of the transactions contemplated herein do not and will not (i) violate, conflict with or constitute a default under any provision of its operating agreement or other applicable charter documents, (ii) conflict with or result in a breach of any indenture or other agreement to which Seller is a party or by which Seller or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Seller or its properties, or (iv) constitute a violation by Seller of any law or regulation applicable to it or its properties, except in any case where such violation would not have a material adverse affect on the financial condition of Seller or its ability to perform its obligations under this Agreement.

2.5 Consents. The execution, delivery and performance by Seller of, and the consummation of the transactions contemplated by this Agreement do not require (i) any

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approval or notice to or consent of any person, or any holder of any indebtedness or obligation of Seller or any other party to any agreement binding on the Seller, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body, except for approvals, consents, notices, filings and recordings that will have been obtained or given or made prior to the Closing Date or the Purchase Date (as applicable).

2.6 Legal Proceedings. There are no actions, suits or proceedings pending, or to Seller’s knowledge, threatened, against Seller or the Purchased Shares before any court, arbitrator, administrative or governmental body that, if adversely determined, would hinder or prevent Seller’s ability to carry out the transactions contemplated by this Agreement or affect the right, title or interest of Seller in the Purchased Shares, and, to Seller’s knowledge, there is no basis for any such suits or proceedings.

2.7 Title. Seller is the lawful and rightful sole owner of the Purchased Shares as of the Closing Date and has good right and title to sell the same to Purchaser as of the Purchase Date. On the Purchase Date (prior to conveyance of the Purchased Shares to Purchaser), Seller will hold title to the Purchased Shares, free and clear of all liens, charges, security interests, or other encumbrances. All of Seller’s rights, title or interests in the Purchased Shares to be conveyed to Purchaser on the Purchase Date pursuant hereto have not been previously assigned, pledged or otherwise encumbered by the Seller.

2.8 Brokers and Finders. No person or entity is entitled to a finder’s fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Seller.

2.9 Subsidiary. The Seller is a direct wholly-owned subsidiary of Fortis Bank S.A./N.V.

2.10 Exclusive Warranties. The provisions of this Article 2 state the sole and exclusive warranties made by Seller to Purchaser with respect to the subject matter of this Agreement and are in lieu of any and all other warranties, express or implied (except for the implied warranty of good faith and fair dealing).

ARTICLE 3

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Seller on the Closing Date and the Purchase Date as follows:

3.1 Existence, Power and Authority. Purchaser is a company with limited liability duly organized, validly existing and in good standing under the laws of Bermuda, and has all requisite organizational authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2 Authorization. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser hereunder and thereunder, have been duly authorized by all requisite organizational action and proceedings of Purchaser and in accordance with applicable

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provisions of its organizational documents and applicable law. This Agreement has been duly executed and delivered by Purchaser, and this Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

3.3 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not (i) violate, conflict with or constitute a default under any provision of Purchaser’s memorandum of association or other charter documents, (ii) conflict with or result in a breach of any indenture or other agreement to which Purchaser is a party or by which Purchaser or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Purchaser or its properties, or (iv) constitute a violation by Purchaser of any law or regulation applicable to Purchaser or its properties, except in any case where such violation would not have a material adverse affect on the financial condition of Purchaser or its ability to perform its obligations under this Agreement.

3.4 Consents. The execution, delivery and performance by Purchaser of this Agreement do not require (i) the approval or consent of or notice to any person, or any holder of any indebtedness or obligation of Purchaser or any other party to any agreement binding on the Purchaser, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body, except for approvals, consents, notices, filings and recordings that will have been obtained or given or made prior to the Closing Date or the Purchase Date (as applicable).

3.5 Legal Proceedings. There are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened, against Purchaser before any court, arbitrator or administrative or governmental body that, if adversely determined, would hinder or prevent Purchaser’s ability to carry out the transactions contemplated by this Agreement, and, to Purchaser’s knowledge, there is no basis for any such suits or proceedings.

3.6 Brokers and Finders. No person or entity is entitled to a finder’s fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Purchaser.

3.7 Exclusive Warranties. The provisions of this Article 3 state the sole and exclusive warranties made by Purchaser to Seller with respect to the subject matter of this Agreement and are in lieu of any and all other warranties, express or implied (except for the implied warranty of good faith and fair dealing).

ARTICLE 4

Covenants of the Parties

4.1 Closing. Each of the Purchaser and the Seller shall use all reasonable efforts to fulfill or obtain the fulfillment of conditions set forth herein as they relate to such party on or prior to the Purchase Date.

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4.2 Information; Further Assurances. Purchaser and Seller each covenants to the other that (i) if any event should occur, either within or without the knowledge or control of Purchaser or Seller, that would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, Purchaser and Seller shall use its or their good faith efforts to cure the same as expeditiously as possible, and (ii) such party will execute and deliver such instruments and take such other action as the other party may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

4.3 Sales Tax. It is the expectation of the parties that the transfer of the Purchased Shares contemplated by this Agreement shall be exempt from state and local sales, use, transfer or similar taxes. If, however, any such sales, use, transfer or similar tax is imposed by any state or local authority on the transfer of the Purchased Shares as contemplated herein, other than taxes based on income of Seller, Purchaser shall bear and be responsible for the payment of the amount of such tax (including any related interest or penalties). Upon receipt of notice of any such tax or imposition, the party receiving the notice shall promptly provide a copy to the other party. Either party may, at its own cost and expense, commence and participate in a contest of the validity, applicability or amount of any such tax or other imposition.

4.4 Non-Solicitation. From the Closing Date to the earlier to occur of (i) the Purchase Date and (ii) the date on which this Agreement is terminated in accordance with its terms, the Seller shall not solicit, initiate, or knowingly encourage the submission of any alternative proposal for the purchase of the Purchased Shares.

ARTICLE 5

Conditions to Purchase

5.1 Conditions to the Obligations of Purchaser. The obligations of Purchaser to purchase the Purchased Shares and otherwise to effect the transactions contemplated hereby shall be subject to satisfaction, as of the Purchase Date, of the following conditions (except to the extent any of the following conditions shall have been expressly waived in writing by Purchaser):

(a) The representations and warranties of Seller contained in this Agreement shall be true in all material respects on and as of the Purchase Date with the same force and effect as though made on and as of the Purchase Date, other than representations and warranties limited to a specific date,

(b) Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Purchase Date.

(c) All permits, approvals, authorizations and consents of the Bermuda Monetary Authority and all other third parties necessary for the consummation of the transactions contemplated herein shall have been obtained.

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(d) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body which restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement shall be in effect, nor shall any request for any such injunction be pending.

(e) Textainer Equipment Management Ltd., a company with limited liability continued into Bermuda (“TEML”), shall have executed a letter agreement in the form of Exhibit B pursuant to which TEML agrees to offer to the Company and to permit the Company to offer to each of Seller and the Purchaser in their capacities as owners of Class A Shares of the Company, certain investment opportunities described therein for a period commencing on the Purchase Date and expiring on the date specified therein (the “Offer Letter”)

(f) Each of the Purchaser, the Seller and the Company shall have entered into an Amended and Restated Members Agreement in the form attached hereto as Exhibit C.

(g) Resolutions of both the Board of Directors and the shareholders of the Company shall have approved the amended bye-laws of the Company substantially in the form attached as Exhibit D hereto.

(h) The Purchaser shall have received a share certificate representing the Purchased Shares and an executed instrument of transfer in the form attached hereto as Exhibit E conveying to the Purchaser the Purchased Shares being sold hereunder as more particularly specified in such instrument of transfer, effective as of the Purchase Date.

(i) The Purchaser shall have received the resignation of Merijn Zondag as a member of the Board of Directors of the Company, effective as of the Purchase Date.

(j) The Company shall have entered into the Second Amended And Restated Series 2000-1 Supplement in the form attached hereto as Exhibit F.

(k) The Company shall have entered into Amendment Number 2 to Contribution and Sale Agreement in the form attached hereto as Exhibit G.

(1) The Company shall have received a consent executed by Ambac Assurance Corporation in the form attached hereto as Exhibit H.

(m) The Rating Agency Condition shall have been satisfied.

5.2 Conditions to the Obligations of the Seller. The obligations of Seller to sell the Purchased Shares and otherwise to effect the transactions contemplated hereby shall be subject to the satisfaction, as of the Purchase Date, of the following conditions (except to the extent any of the following conditions shall have been expressly waived in writing by Seller):

(a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Purchase Date as if made on the Purchase Date.

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(b) Purchaser shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by it hereunder on or prior to the Purchase Date (including, without limitation, the payment of the Purchase Price).

(c) All other permits, approvals, authorizations and consents of the Bermuda Monetary Authority and other third parties necessary for the consummation of the transactions contemplated herein shall have been obtained.

(d) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body which restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement shall be in effect, nor shall any request for any such injunction be pending.

(e) TEML shall have executed the Offer Letter.

(f) The Amended and Restated Members Agreement shall have been executed by the Purchaser and the Seller.

(g) The Company shall have entered into the Second Amended And Restated Series 2000-1 Supplement in the form attached hereto as Exhibit F.

(h) The Company shall have entered into Amendment Number 2 to Contribution and Sale Agreement in the form attached hereto as Exhibit G.

(i) The Company shall have received a consent executed by Ambac Assurance Corporation in the form attached hereto as Exhibit H.

(j) The Rating Agency Condition shall have been satisfied.

5.3 Termination Before Purchase Date. If Purchase Date shall not have previously occurred, this Agreement may be terminated:

(a) Upon ten (10) days prior written notice given by either party to the other party, if the Purchase Date has not occurred by November 30, 2007.

(b) By Purchaser, upon the occurrence of an Event of Default (as defined in Section 5.4) by Seller or upon failure of a condition precedent (not otherwise expressly waived by Purchaser in writing) to Purchaser’s obligation to close as set forth in Section 5.1.

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(c) By Seller, upon the occurrence of an Event of Default by Purchaser or upon failure of a condition precedent to Seller’s obligation to close as set forth in Section 5.2.

5.4 Default and Remedies.

(a) Event of Default. The occurrence of any one or more of the following events (an “Event of Default”) shall constitute a material default of this Agreement by a party (“defaulting party”):

(i) The failure by the defaulting party to consummate the purchase and sale of the Purchased Shares and the other transactions contemplated by this Agreement in violation of the provisions of this Agreement; or

(ii) The failure by the defaulting party to perform any other of its obligations under this Agreement, where such failure shall continue for a period of ten (10) days after delivery of written notice of demand therefor from the other party; provided, however, that if more than ten (10) days are reasonably required to cure such failure, then the defaulting party shall not be deemed to be in default thereof if the defaulting party, in good faith, has commenced such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion and completes such cure prior to Closing.

(b) Upon the occurrence of an Event of Default by Seller, Purchaser shall be entitled, as its exclusive remedy, to enforcement of this Agreement by a decree of specific performance requiring the Seller to fulfill its obligations under this Agreement; Seller hereby waives, in any action for specific performance, the defense that there is an adequate remedy at law or in equity and agrees that the Purchaser shall be entitled to obtain specific performance without being required to prove actual damages. Upon the occurrence of an Event of Default by Purchaser, Seller shall be entitled to all of its remedies at law and in equity, including, without limitation, its actual damages and reimbursement of all of Seller’s expenses (including, without limitation, attorney’s, accounting and solicitation fees and costs) incurred in connection with this Agreement.

ARTICLE 6

Indemnification

6.1 Indemnity by Seller. Without limitation of any other provision of this Agreement or any other rights and remedies available to Purchaser at law or in equity, Seller covenants and agrees to protect, indemnify, defend, and hold harmless the Company and the Purchaser and to promptly reimburse each of such parties for, all Losses arising out of, in connection with or relating to any breach of any covenant, representation, or warranty of Seller under this Agreement or the other documents to which Seller is a party delivered in connection with this Agreement.

6.2 Indemnity by Purchaser. Without limitation of any other provision of this Agreement or any other rights and remedies available to Seller at law or in equity, Purchaser

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covenants and agrees to protect, indemnify, defend and hold harmless Seller from, and to promptly reimburse Seller for, Losses arising out of, or in connection with, or relating to any breach of any covenant, representation or warranty of Purchaser under this Agreement or other documents to which Purchaser is a party delivered in connection with this Agreement.

ARTICLE 7

General Provisions

7.1 Further Assurances. Each of Seller and Purchaser agrees to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as the other party may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

7.2 Expenses. Except as provided otherwise in this Agreement, each party shall bear such party’s respective costs and expenses (including all legal and accounting expenses) relating to this Agreement, the negotiations leading up to this Agreement, and the performance of this Agreement and the consummation of the transactions contemplated hereby.

7.3 Notices. All notices hereunder shall be in writing and shall be sufficiently given if delivered personally or sent by overnight delivery service, by registered or certified mail, first class, postage prepaid, or by telecopy or similar written means of communication, to the receiving party at the address shown below or such other address of which the receiving party has given notice hereunder. Any notice shall be deemed to have been given and received if: (a) sent by registered or certified mail, as of the close of the third (3rd) business day following the date so mailed; (b) if personally delivered, on the date delivered; (c) on the date sent if sent by telecopy on a business day; and (d) on the next business day after the date sent in all other cases. Addresses for notices are as follows:

Purchaser:	Textainer Ltd.
c/o Textainer Equipment Management (U.S.) Ltd.
650 California Street, 16th floor
San Francisco, CA 94108
Attention: Chief Financial Officer
Facsimile: (415) 434-0599

Seller:	FB Transportation Capital LLC
c/o Fortis Capital Corporation
153 East 53rd Street, 27th Floor
New York, NY 10022
Attention: General Counsel
Facsimile: (212) 340-6179

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With a copy to:
Fortis Capital Corp. 11001 West 120th Avenue, Suite 400 Broomfield, CO 80021 Attention: Managing Director Facsimile: (303) 410-4571

7.4 Waivers and Amendments. This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

7.5 Assignment, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and administrators, and permitted assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties.

7.6 Arbitration. Any controversy or claim arising out of or relating to this Agreement, any of its Exhibits, or the breach thereof (including, without limitation, a claim for which injunctive or other equitable relief is sought or the determination of the scope or applicability of this Agreement to arbitrate) shall be settled by arbitration in New York, New York, by one (1) arbitrator (unless the parties mutually agree to accept multiple arbitrators) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The cost of any such arbitration shall be borne equally by the parties involved unless the arbitrator(s) deem such division of costs to be inequitable, in which event the arbitrator(s) may allocate the costs of arbitration among the parties thereto as they deem just and equitable under the circumstances.

7.7 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement among the parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof. Any prior written agreements or letters of intent among the parties relating to the subject matter hereof shall, upon the execution of this Agreement, be null and void.

7.8 Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

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7.9 Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation hereof.

7.10 Construction. No provision of this Agreement shall be construed against any party on the ground that such party or such party’s counsel drafted the provision.

7.11 Counterparts. This Agreement may be executed in two (2) or more facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

7.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller and Purchaser and shall create no rights of any nature in any person or entity not a party hereto.

7.13 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, THAT WOULD RESULT IN APPLICATION OF LAWS OTHER THAN NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

SELLER:

FB TRANSPORTATION CAPITAL LLC

By	/s/ Adam DiMartino
Adam DiMartino, authorized signatory:

By:	[Signature illegible]

Its:	CEO

PURCHASER:

TEXTAINER LIMITED

By:	/s/ Philip K. Brewer
Philip K. Brewer, Executive Vice President

Share Purchase Agreement

EXHIBIT A

FORM OF ESTIMATED CLOSING STATEMENT

Total Shareholders Equity of Class A Shares on October 31, 2007	$212,524,000
Twenty Five Percent of Such Total Shareholders Equity	$53,131,000
$18,000,000
Purchase price before interest	$71,131,000

Interest on purchase price at LIBOR (4.78%) + 2% from October 31, 2007	$277,469

Total due	$71,408,469

B-1

EXHIBIT B

OFFER LETTER

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TEXTAINER EQUIPMENT MANAGEMENT LIMITED

As of October 31, 2007

Textainer Limited

c/o Textainer Equipment Management (U.S.) Ltd.

650 California Street, 16th floor

San Francisco, CA 94108

Attention: Chief Financial Officer

Facsimile: (415) 434-0599

FB Transportation Capital LLC

c/o Fortis Capital Corporation

153 East 53rd Street, 27th Floor

New York, NY 10022

Attention: General Counsel

Facsimile: (212) 340-6179

Dear Sirs:

1. In General.

This letter is written in connection with Section 2.2 of the Amended and Restated Members Agreement, dated as of November 21, 2007 (as the same may be amended or restated from time to time, “Amended and Restated Members Agreement”), by and among Textainer Marine Containers Limited (the “Company”), Textainer Limited (“TL”) and FB Transportation Capital LLC (“FBT”, and together with TL, the “Class A Members”). All capitalized terms herein which are not specifically defined shall have the same definitions as set forth for such terms in the Amended and Restated Members Agreement.

2. Offer to Purchase.

(a) The undersigned, Textainer Equipment Management Ltd., the Manager under the Amended and Restated Members Agreement, hereby acknowledges that (i) it has been provided and read the terms of Section 2.2 of the Amended and Restated Members Agreement, and that (ii) it shall, beginning on the date of this letter and ending on the earlier of the Commitment Expiration Date or the date of termination under Section 2.2(d)(iv) of the Amended and Restated Members Agreement (the “Purchase Opportunity Period”), offer to the Company, for purchase through Textainer or its nominee, purchase opportunities (the “Purchase Opportunities”) for New

Containers representing fifty percent (50%) of the aggregate amount of New Container purchases to be made by the Manager for its own account or for the account of its Affiliates or other Persons (in the case of each such transaction, the “Purchase Opportunity Containers”) during the Purchase Opportunity Period (in each case, the “Investment Opportunity”). All opportunities relating to purchases of New Containers by the Manager in any period following the meeting of the Manager’s Equipment Investment Committee (or equivalent committee) at which purchases of New Containers by the Manager were last considered shall be aggregated into a single Investment Opportunity for these purposes as determined in the reasonable judgment of the Company. The Manager may, with the consent of both Class A Members, increase the number of containers with respect to which a Purchase Opportunity is presented to include any or all of any Surplus Containers for such period.

(b) The obligation of the Manager to offer Investment Opportunities to the Company shall be subject to suspension or termination in the event that the Amended and Restated Members Agreement provides that such suspension or termination shall occur.

(c) The Company may accept or reject any Investment Opportunity as it may determine in accordance with the terms of the Amended and Restated Members Agreement.

3. Governing Law. This agreement and any claim, counterclaim, or dispute of any kind or nature whatsoever arising out of or in any way relating to this agreement (a “Claim”) shall be governed by, and construed in accordance with, the laws of the State of New York. Except as set forth below, no Claim may be commenced, prosecuted, or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each party hereto consents to the jurisdiction of such courts and personal service with respect thereto; provided, however, that nothing herein shall prohibit a party from bringing an action for enforcement against certain assets of another party located in another jurisdiction once a final judgment has been received from the aforementioned courts. Each party hereto hereby consents to personal jurisdiction, service, and venue in any court in which any Claim arising out of or in any way relating to this agreement is brought by any third party against any indemnified party hereunder. Each party hereto waives all right to trial by jury in any proceeding or counterclaim (whether based upon contract, tort, or otherwise) in any way arising out of or relating to this agreement.

4. Miscellaneous. This agreement, together with Section 2.2 of the Amended and Restated Members Agreement, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof. The parties hereto shall not amend or otherwise modify any provisions of this agreement (including any provision of Section 2.2 of the Amended and Restated

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Members Agreement incorporated herein), or grant any waiver or consent thereunder, unless such agreement, modification, waiver or consent is in writing and signed by each of the parties hereto. Nothing in this agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors or assigns, any rights or remedies under or by reason of this agreement. The invalidity or enforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect.

5. Headings. The paragraph headings in this agreement have been inserted as a matter of convenience of reference and are not part of this agreement.

6. Counterparts. This agreement may be executed in two or more counterparts, each of which shall constitute one and the same instrument. For purposes of this agreement, facsimile signatures will be considered originals.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this agreement.

REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATURE PAGE FOLLOWS

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Very truly yours,

TEXTAINER EQUIPMENT MANAGEMENT LTD.

By:	/s/ Philip K. Brewer
Philip K. Brewer, Executive Vice President

Accepted and Agreed to:

TEXTAINER LIMITED

By:	/s/ Philip K. Brewer
Philip K. Brewer, Executive Vice President

FB TRANSPORTATION CAPITAL LLC

By:	/s/ Adam DiMartino
Name:	Adam DiMartino
Title:	Authorized Signatory

By:
Name:	[Signature illegible]
Title:	CEO

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EXHIBIT C

AMENDED AND RESTATED MEMBERS AGREEMENT

C-1

Execution Copy

AMENDED AND RESTATED MEMBERS AGREEMENT

THIS AMENDED AND RESTATED MEMBERS AGREEMENT (this “Agreement”) is made among Textainer Marine Containers Limited, an exempted company incorporated in Bermuda with limited liability (the “Issuer” or the “Company”), FB Transportation Capital LLC (“FBT”), a limited liability company organized under the laws of the State of Delaware, and Textainer Limited, an exempted company incorporated in Bermuda with limited liability (“Textainer”), effective as of the Restatement Effective Date as hereinafter defined.

RECITALS

A. Textainer and FBT are each currently the owners of 6,000 Class A Shares (as defined below) issued by the Company and Textainer is the owner of one (1) Class B Share issued by the Company. One Class C share has been issued by the Company.

B. Simultaneously on the Restatement Effective Date, FBT is selling to Textainer, and Textainer is purchasing from FBT, 3,000 Class A Shares pursuant to that certain Share Purchase Agreement between such parties dated as of November 21, 2007.

C. As of the date hereof the parties hereto desire to amend the terms and conditions of the Members Agreement, dated as of November 29, 2001, by and between Textainer and FBT, as successor to MeesPierson Transport & Logistics B.V. as assignee of F.B. Aviation and Intermodal Finance Holding B.V. (as amended, modified and supplemented through the date hereof, the “Prior Agreement”) to reflect this transfer of the Class A Shares, to make certain conforming changes to reflect that transfer and for ease of reference to restate the Agreement in its entirety.

ARTICLE I

DEFINITIONS; SHARE SUBSCRIPTION

SECTION 1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have the following meanings:

Acquisition Date. Any date on which the Company acquires one or more Containers subject to Article II hereof.

Acquisition Fee. This term is defined in Clause 5.2(a) of the Management Agreement.

Additional Contribution Amount. This term shall have the meaning set forth in Section 2.2(b).

Adjusted Capital Account. With respect to any Member as of the end of each fiscal year of the Company, such Member’s Capital Account (i) reduced by any anticipated allocations, adjustments and distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4)-(6), and (ii) increased by the amount of any deficit in such Member’s Capital Account that such Member is obligated to restore pursuant to the terms of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of the Treasury Regulation Sections 1.704-2(g)(l) and 1.704-2(i)(5) or under Section 1.704-l(b)(2)(ii)(c) of the Treasury Regulations as of the end of such fiscal year.

Affiliate. With respect to a specified Person, any of the following: (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person; (ii) any other Person that is an executive officer of, partner in, or serves in a similar capacity to, the specified Person or of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity; or (iii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Commitment. With respect to each Class A Member, the amount set forth on Exhibit B hereto opposite the name of such Class A Member. The amount of any Class A Member’s Aggregate Commitment shall be determined without regard to any distributions made by the Company to such Class A Member (except for the distributions made to Textainer under Section 2.01 of the Contribution and Sale Agreement, which distributions shall not reduce Textainer’s Aggregate Commitment).

Agreed Value. This term is defined in Section 1.01 of the Contribution and Sale Agreement.

Aggregate Outstanding Obligations. This term shall have the meaning set forth in Section 101 of the Indenture.

Allocation Procedure. This term shall have the meaning set forth in Section 3.2.

Authorized Persons. This term shall have the meaning set forth in Section 7.4(c).

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Available Distribution Amount. This term shall have the meaning set forth in Section 101 of the Indenture.

Available Cash. The total amount of the cash reserves and short-term investments of the Company as of the relevant date of determination, to the extent that the use of such amount for the purchase of the relevant Containers on the Acquisition Date would not result in (a) an Early Amortization Event or an Event of Default or any Other Related Debt Event or (b) any violation of applicable law, and further subject to the establishment of reasonable reserves for anticipated cash disbursements that will have to be made by the Company before additional cash receipts from third parties will provide the funds therefor. For these purposes, (i) the amount of the Available Cash for use in purchasing Class A Containers hereunder shall further not exceed (x) the percentage of such amount attributable to the Class A Container fleet determined as of the Acquisition Date and immediately prior to such purchase, plus (y) any additional amounts advanced or deemed advanced for such purpose by the Company (if any); and (ii) the amount of the Available Cash for use in purchasing Class B Containers hereunder shall not exceed (x) the percentage of such amount attributable to the Class B Container fleet determined as of the Acquisition Date and immediately prior to such purchase, plus (y) any additional amounts advanced or deemed advanced for such purpose by the Company (if any).

Bankruptcy Proceeding or Action. A voluntary or involuntary Proceeding under any applicable bankruptcy, winding up, insolvency, reorganization, debt arrangement, dissolution or other similar law for the relief of debtors now or hereafter in effect in any relevant jurisdiction, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for the Company or any substantial part of its property, or the making of any general assignment for the benefit of creditors, or the admission of the Company in writing of its inability to pay its debts generally as they become due, including but not limited to any Insolvency Proceeding as defined in the Indenture.

Book Net Income and Book Net Losses. For each fiscal year or other period, an amount equal to the Company’s taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(l) of the Code shall be included in taxable income or loss); provided however that for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Section 1.704-l(b) and (ii) any and all items of gross income or gain and/or partnership and/or partner “nonrecourse deductions” specially allocated to any Member pursuant to Section 4.3 shall not be taken into account in calculating such taxable income or loss.

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Business Day. Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York, USA or Hamilton, Bermuda are authorized or required by law to be closed.

Bye-Laws. The Bye-Laws of the Company, as the same may be amended or restated or otherwise modified from time to time.

Capital Account. A separate capital account maintained for each Member throughout the existence of the Company, to which the following provisions apply:

(a) Each Member’s Capital Account shall be credited with: (i) the amount of money contributed by such Member to the capital of the Company; (ii) the fair market value of any Property (other than money) contributed by such Member to the capital of the Company; and (iii) such Member’s share of Book Net Income allocated to such Member pursuant to Section 4.2.

(b) Each Member’s Capital Account shall be debited with: (i) the amount of money distributed to such Member by the Company other than amounts which are in repayment of debt obligations of the Company to such Member; (ii) the fair market value of Property (other than money) distributed to such Member by the Company; and (iii) such Member’s share of Book Net Losses that are allocated to such Member pursuant to Section 4.2.

(c) All such contributions, allocations and distributions shall be credited or charged, as the case may be, to the appropriate Capital Accounts of the respective Members to whom they apply, as of the time such contributions, allocations or distributions are made.

(d) Each Member’s Capital Account shall be maintained in accordance with Treasury Regulation Section 1.704-l(b).

Capital Contribution. Any contribution of Property made by, or on behalf of, a Member to the capital of the Company.

Casualty Loss. This term shall have the meaning set forth in Clause 1 of the Management Agreement.

Class A Container. Any Container other than a Class B Container.

Class B Container. Any Container listed in Exhibit C hereof; any Container purchased by the Company pursuant to Section 2.3; any Container otherwise acquired by the Company from funds attributable to additional Capital Contributions made by the Class B Member to the Company at any time; or with debt proceeds allocable to collateral consisting of Class B Containers.

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Class A Member. A Person who holds Class A Shares of record, in such capacity.

Class B Member. The Person who holds the Class B Share or Shares of record, in such capacity.

Class A Shares. This term shall have the meaning set forth in Bye-Law 50 of the Bye-Laws.

Class B Shares. This term shall have the meaning set forth in Bye-Law 50 of the Bye-Laws.

Code. The U.S. Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provision of any superseding United States internal revenue law).

Collection Period. This term shall have the meaning set forth in Clause 1 of the Management Agreement.

Commitment Expiration Date. October 31, 2010 or such later date as may be agreed by all of the Class A Members in their respective sole discretion, subject to the earlier termination of the Purchase Opportunity Period under Section 2.2(d).

Companies Act. The Companies Act 1981 of Bermuda as amended or superseded from time to time.

Company. Textainer Marine Containers Limited, an exempted company incorporated in Bermuda with limited liability, and any successor entity.

Container. Any dry cargo, refrigerated, open top, flat rack, domestic storage, tank, high cube or other type of marine or intermodal container.

Contribution and Sale Agreement. The Second Amended and Restated Contribution and Sale Agreement, dated as of June 8, 2006, among the Company, Textainer and Fortis Bank (Nederland) N.V., as amended by Amendment Number One thereto dated as of July 31, 2006, and as further amended, modified or supplemented from time to time in accordance with its terms.

Contribution Date. This term shall have the meaning set forth in Section 2.4.

Dollars. This term and the sign “$” mean lawful money of the United States.

Early Amortization Event. The occurrence of any of the events or conditions set forth in Article XII of the Indenture (or any event or condition which, with the giving of notice or passage of time or both, would constitute such occurrence), unless irrevocably waived or consented to in writing by the Requisite Global Majority (as defined in the Indenture).

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Eligible Container. This term shall have the meaning set forth in Section 101 of the Indenture.

Equipment Parameters. Parameters for Containers to be purchased as set forth in Exhibit A, as modified by the Authorized Persons in accordance with Section 7.4(c) of this Agreement or by the vote of Directors that would be required for a Super-Majority Matter under the Bye-Laws.

Event of Default. The occurrence of any of the events or conditions set forth in Section 801 of the Indenture (or any event or condition which, with the giving of notice or passage of time or both, would constitute such occurrence), unless irrevocably waived or consented to in writing in accordance with Section 813 of the Indenture.

Fiscal Quarter. The three month period ending on each March 31, June 30, September 30 and December 31.

Fortis Acquisition Fee. This term shall have the meaning set forth in Clause 5.2(b) of the Management Agreement.

FBT. FB Transportation Capital LLC, a Delaware limited liability company, and any successor entity.

Further Shares. This term shall have the meaning set forth in Section 7.3.

Governmental Authority. (a) Any national, state or other sovereign government, and any federal, regional, state, provincial, local, city government or other political subdivision, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

Indenture. The Second Amended and Restated Indenture, dated as of May 26, 2005, between Issuer and the Indenture Trustee, as amended by Amendment Number 1 thereto dated as of June 3, 2005, and Amendment Number 2 thereto dated as of June 8, 2006, and as further amended, supplemented or modified from time to time in accordance with its terms.

Indenture Trustee. The Person fulfilling the role of the Indenture Trustee under the Indenture, which on the date hereof is Wells Fargo Bank, National Association.

Investment Opportunity. This term shall have the meaning set forth in Section 2.2.

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Managed Container. This term shall have the meaning set forth in Clause 1 of the Management Agreement.

Management Agreement. The Second Amended and Restated Management Agreement, dated as of May 26, 2005, by and between the Manager and the Company, as amended by the First Amendment thereto dated as of June 8, 2006, and as further amended, supplemented or modified from time to time in accordance with its terms.

Manager Default. This term shall have the meaning set forth in Clause 11.1 of the Management Agreement.

Manager. The Person performing the duties of the Manager under the Management Agreement; initially, Textainer Equipment Management Limited, a company with limited liability organized under the laws of Bermuda.

Member. When used with reference to a Member under this Agreement, means any of the Class A Members or the Class B Member as the case may be; when used in the plural, means the Class A Members and the Class B Member, collectively.

Net Cash Flow. Net Cash Flow shall mean, with respect to any Collection Period, the amount of cash (if any) available for distribution to the Issuer pursuant to the provisions of the subparts (c)(I), (c)(II) and (c)(III) of Section 302 of the Indenture in excess of the sum of (i) all cash disbursements (inclusive of any guaranteed payments within the meaning of Section 707(c) of the Code paid to any Member, but exclusive of distributions to the Members in their capacities as such) of the Issuer prior to that date, and (ii) a reserve, established in the reasonable discretion of the Company’s Board of Directors or, if authorized by the Company’s Board of Directors, the Authorized Persons, for anticipated cash disbursements that will have to be made by the Issuer before additional cash receipts from third parties will provide the funds therefor.

New Containers. New Containers to be purchased by the Manager from the manufacturer for the direct or indirect account of the Company, Textainer, any Affiliate or any third party, and any assets related to such Containers, but excluding any new Containers purchased by the Manager as a replacement or substitution Container for a Managed Container subject to a Casualty Loss.

Net Income. The net income of the Company as determined in accordance with United States generally accepted accounting principles, as allocated between the Class A Containers and Class B Containers as provided in Section 3.2 and Exhibit D.

Offer Letter. This term shall have the meaning set forth in Section 2.2.

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Other Related Debt Event. The occurrence of any other event or condition (or any event or condition which, with the giving of notice or passage of time or both, would constitute such occurrence) which would constitute a material breach or violation or acceleration event of any Related Debt Document, unless irrevocably waived or consented to in writing by the relevant lender or its duly appointed agent or representative.

Payment Date. This term shall have the meaning set forth in Section 101 of the Indenture.

Person. An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity of any kind, or any Governmental Authority.

Proceeding. Any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any court or other tribunal or Governmental Authority, or any arbitrator or arbitration panel.

Property. Any property, real or personal, tangible or intangible, including money, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

Purchase Opportunities. This term shall have the meaning set forth in Section 2.2.

Purchase Opportunity Containers. This term shall have the meaning set forth in Section 2.2.

Purchase Opportunity Period. This term shall have the meaning set forth in Section 2.2.

Related Debt Documents. Any loan or other documents executed by the Company at any time pursuant to which the Company will borrow money in order to finance all or a portion of the purchase of Containers, as such documents may be amended, supplemented or modified from time to time in accordance with their respective terms. For avoidance of doubt, the term “Related Debt Document” includes but is not limited to Related Documents as defined in the Indenture or any Series 2005-1 Related Document or any Series 2000-1 Related Document as such terms are defined in the Second Amended and Restated Series 2000-1 Supplement dated as of June 8, 2006, entered into pursuant to the Indenture, as the same may be amended, supplemented or modified from time to time in accordance with their respective terms.

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Replacement Manager. The term shall have the meaning set forth in Clause 1 of the Management Agreement.

Restatement Effective Date. The date of the Closing as defined in the Share Purchase Agreement, subject to the terms and conditions thereof.

Securities Act. The Securities Act of 1933, as amended from time to time.

Shares. An ownership interest in the Company which will be evidenced by a share certificate. There are three classes of Shares in the Company: Class A Shares, Class B Shares and Class C Shares.

Sharing Ratio. With respect to each Class A Member, as of any date, the ratio of the number of issued and outstanding Class A Shares held by such Member to the number of outstanding Class A Shares held by all of the Class A Members.

Share Purchase Agreement. The Share Purchase Agreement dated as of [October 31, 2007] pursuant to which FBT is selling to Textainer, and Textainer is purchasing from FBT, 3,000 Class A Shares, as amended, supplemented or modified from time to time in accordance with its terms.

Supplement. The term shall have the meaning set forth in Section 1.01 of the Contribution and Sale Agreement.

Tax Matters Member. This term shall have the meaning set forth in Section 4.5.

Textainer. Textainer Limited, an exempted company incorporated in Bermuda with limited liability, and any successor entity.

Total Contribution Amount. This term shall have the meaning set forth in Section 2.2(b).

Treasury Regulation. Any proposed, temporary, and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended form time to time.

Unrecovered Contribution Account. The amount of money and/or the agreed upon fair market value of any other Property contributed by any Member to the capital of the Company pursuant to any of the provisions of Article II (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to pursuant to Section 752 of the Code), decreased by the amount of money and/or the agreed upon fair market value of any other Property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) pursuant to Section 4.1(b)(i)(A).

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ARTICLE II

CAPITAL CONTRIBUTIONS; ADDITIONAL CONTRIBUTIONS

SECTION 2.1. Capital Contributions for Shares.

(a) The Company issued (i) 6,000 Class A Shares to MeesPierson Transport & Logistics B.V in consideration of the payment to the Company of Six Million One Hundred Seventy One Thousand Six Hundred Fifty Dollars ($6,171,650), which shares were subsequently transferred to FBT, and (ii) 6,000 Class A Shares to Textainer in consideration of certain contributions made to the capital of the Company by Textainer pursuant to the terms of the Contribution and Sale Agreement.

(b) The Company has previously issued one (1) Class B Share to Textainer in consideration of certain contributions made to the capital of the Company by Textainer pursuant to the terms of the Contribution and Sale Agreement.

(c) In addition to the initial capital contributions set forth in Section 2.1(a) and Section 2.1(b), prior to the Restatement Effective Date, each of the Class A Members and the Class B Member has made from time to time additional capital contributions to, and has received distributions from, the Company. All such additional capital contributions were “contributed surplus” within the meaning of Section 54(2) of the Companies Act.

SECTION 2.2. Capital Contributions for Purchase of Eligible Containers.

(a) Pursuant to that certain offer letter from Manager to the Company dated effective as of the Restatement Effective Date (“Offer Letter”), the Manager has agreed to offer from time to time to the Company, for purchase through Textainer or its designee, for the period commencing on the Restatement Effective Date and ending on earlier of the Commitment Expiration Date or the date of termination under Section 2.2(d)(iv) (the “Purchase Opportunity Period”), purchase opportunities (the “Purchase Opportunities”) for New Containers representing fifty percent (50%) of the aggregate amount of New Container purchases to be made by the Manager for its own account or for the account of its Affiliates or other Persons (in the case of each such transaction, the “Purchase Opportunity Containers”) during the Purchase Opportunity Period (in each case, the “Investment Opportunity”). All opportunities relating to purchases of New Containers by the Manager in any period following the meeting of the Manager’s Equipment Investment Committee (or equivalent committee) at which purchases of new Containers by the Manager were last considered shall be aggregated into a single Investment Opportunity for these purposes as determined in the reasonable judgment of

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the Company. Those Containers which are not Purchase Opportunity Containers hereunder are sometimes referred to herein as the “Surplus Containers” and the Class A Members shall have no rights of contribution or purchase under this Section 2.2 with respect to such Containers; provided, however, that the Manager may, with the consent of both Class A Members, increase the number of containers with respect to which a Purchase Opportunity is presented to include any or all of any Surplus Containers for such period

(b) Subject to the satisfaction of the conditions precedent set forth in Section 2.2(c) and subject to the withdrawal and termination provisions set forth in Section 2.2(d), on or before the third (3rd) Business Day prior to the date on which the Manager shall specify to the Company that funds shall be required to fund the Investment Opportunity, each Class A Member shall, on a several basis, make an additional Capital Contribution to the Company for such Investment Opportunity in an amount equal to the product of:

(i) (x) such Class A Member’s Sharing Ratio, and

(ii) (y) an amount equal to the sum of (A) the aggregate Agreed Values of the Purchase Opportunity Containers to be acquired by the Company in such Investment Opportunity, plus (B) total Acquisition Fees and Fortis Acquisition Fees payable with respect to the acquisition of such Containers, plus (C) the Agreed Values of any Surplus Containers that the Class A Members shall have agreed be included in the Purchase Opportunity pursuant to (a) above and any additional Acquisition Fees and Fortis Acquisition Fees payable with respect to the acquisition of such Containers less (D) the principal amount of any debt incurred by the Company in order to fund the acquisition of such Containers, less (E) the amount of any Available Cash allocable to such Class A Member to be used by such Class A Member to fund the acquisition of such Containers (with such sum for each Investment Opportunity being referred to as the “Total Contribution Amount” and with the product of (x) and (y) for each Class A Member being referred to as its “Additional Contribution Amount”), for the purpose of funding in whole or in part the acquisition by the Company of the Purchase Opportunity Containers comprising such Investment Opportunity; provided however that (i) in no event shall the aggregate Additional Contribution Amounts of any Class A Member for all Investment Opportunities hereunder exceed the total amount of such Class A Member’s Aggregate Commitment set forth on Exhibit B hereto; (ii) the Additional Contribution Amount for such Investment Opportunity shall be a minimum of Twenty Thousand Dollars ($20,000) or the balance of the then unused

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amount of the Aggregate Commitment of such Class A Member, whichever is less, and (iii) such additional Capital Contributions shall not be used for the purchase of Class B Containers or assets related to Class B Containers.

(c) Notwithstanding the foregoing, no Class A Member shall have the right or obligation to make its additional Capital Contribution with respect to an Investment Opportunity:

(i) If the conditions precedent set forth in Section 6.1 have not been satisfied or waived with respect to such Capital Contribution;

(ii) If either the Commitment Expiration Date shall have occurred or the Purchase Opportunity Period shall be earlier terminated under Section 2.2(d)(iv);

(iii) To the extent such additional Capital Contribution would be in an amount in excess of the Class A Member’s Additional Contribution Amount for such Investment Opportunity; or

(iv) If any other Class A Member fails to contribute all or any portion of its Additional Contribution Amount for such Investment Opportunity by the required Contribution Date or if the Additional Contribution Amount for such other Class A Member exceeds its Aggregated Commitment.

(d) Additional Capital Contributions of each Class A Member under this Section 2.2 shall be made in accordance with the procedures set forth in this Section and in Section 2.4(a), and no Class A Member’s additional Capital Contribution shall become the property of the Company or be added to such Class A Member’s Unrecovered Contribution Account unless and until each other Class A Member shall have contributed its respective Additional Contribution Amount. Notwithstanding any contrary provision of this Agreement or the Bye-Laws, in the event that any Class A Member shall fail to contribute all or any portion of its Additional Contribution Amount for any Investment Opportunity as and when required hereunder (the “Breaching Class A Member”), then the following terms shall be applicable:

(i) The other Class A Members shall withdraw or otherwise be immediately repaid the additional Capital Contribution made by such other Class A Members for the subject Investment Opportunity and shall have no further right or obligation as Class A Members to make any Capital Contributions to fund the purchase of the Purchase Opportunity Containers comprising such Investment Opportunity;

(ii) The other Class A Members shall have no other rights or remedies at law and/or in equity with respect to such failure of the Breaching Class A Member to make the required contribution for the subject Investment Opportunity;

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(iii) The Company also shall have no rights or remedies at law and/or in equity for such failure of the Breaching Class A Member to contribute its Additional Contribution Amount for the subject Investment Opportunity; and

(iv) In the further event that FBT shall be the Breaching Class A Member for an Investment Opportunity more than once in any twelve (12) month period, then in addition to the foregoing (x) the Purchase Opportunity Period and (y) any and all rights of each and all of the Class A Members to contribute additional Capital Contributions to fund the purchase of Purchase Opportunity Containers hereunder shall immediately and irrevocably terminate for all purposes hereunder.

(e) All additional Containers purchased by the Company pursuant to this Section 2.2 shall be part of the “Class A Containers”.

SECTION 2.3. Capital Contributions for Acquisition of Class B Containers.

(a) (i) In the event that FBT does not contribute the Total Contribution Amount for any Investment Opportunity by the required Contribution Date, the Class B Member shall have the option (but shall not be obligated) to make an additional Capital Contribution to the Company to fund the purchase of all or part of the Purchase Opportunity Containers, and assets related to such Containers, for such Investment Opportunity, and (ii) in all events with respect to the Surplus Containers to the extent the right to fund the purchase of such Surplus Containers then shall not have been allocated by the Manager to any third person pursuant to any separate legally binding “capex” or similar contract, also to fund the purchase of all or part of the Surplus Containers, and assets related to such Containers, in each case as determined in the sole discretion of the Class B Member and pursuant to the procedures set forth in Section 2.4(b) (each a “Class B Investment Opportunity”), provided that such purchase would not result in an Early Amortization Event or an Event of Default or any Other Related Debt Event. The right of the Class B Member to make additional Capital Contributions for the purchase of Containers by the Company shall not be affected by the expiration or earlier termination of the Purchase Opportunity Period under Section 2.2.

(b) All additional Containers purchased by the Company pursuant to this Section 2.3 shall be part of the “Class B Containers”.

(c) The foregoing provisions of this Section 2.3 further shall not limit the right of the Class B Member to make additional Capital Contributions or other payments or advances at any time or from time to time in order to fund the acquisition of Containers by the Company or its Affiliates under any circumstances, and the Class

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B Member shall be free to make such Capital Contributions or other payments or advances whether under or separate from this Agreement; provided however that for the avoidance of doubt the foregoing clause is not intended to affect the rights of the Class A Members to participate in the Investment Opportunities as provided by and subject to the terms and limitations of Section 2.2 hereof.

SECTION 2.4. Procedures for Additional Capital Contributions.

(a) The Company shall promptly notify each of the Class A Members in writing of each Investment Opportunity hereunder (“Class A Contribution Notice”). Each notice shall be irrevocable and shall in each case refer to this Agreement and specify all of the following: (i) the number and Agreed Values of the proposed Purchase Opportunity Containers; (ii) the Total Contribution Amount for such Investment Opportunity, (iii) the amount and details concerning the computation of the Additional Contribution Amount for each Class A Member in accordance with the provisions of Section 2.2(b)(ii)(y) hereof, and (iv) the Contribution Date for such Investment Opportunity. The payment of the required Additional Contribution Amount for the Investment Opportunity shall be made to the Company by each Class A Member no later than three (3) Business Days prior to the date that the Manager shall have specified that funds shall be required to fund the Investment Opportunity by wire transfer in Dollars of immediately available funds by not later than 12:00 noon New York City time of such last Business Day (the “Contribution Date”).

(b) The Company also shall promptly notify the Class B Member in writing of each Class B Investment Opportunity hereunder (“Class B Contribution Notice”). The notice in each case shall refer to this Agreement and specify all of the following: (i) the number of the proposed Containers to be funded by Class B additional Capital Contribution, (ii) the Total Contribution Amount for such Class B Investment Opportunity, and (iii) the Acquisition Date for such Containers. The Class B Member may elect to participate in such Class B Investment Opportunity in whole or in part. To the extent the Class B Member elects to participate, the Class B Member shall pay its elected additional Capital Contribution amount to the Company by wire transfer in Dollars of immediately available funds, on or prior to the Acquisition Date for such Containers or on such later date as may be agreed by the Company and such Class B Member.

SECTION 2.5. Records. The books and records of the Company concerning the Capital Contributions of each Member and distributions to each Member shall be definitive and controlling. Each Member may record in its internal books and records the date and amount of each increase in its cash Capital Contributions and the amount of each distribution in respect of its Shares; provided however that any such record shall not be controlling or binding on the Company or the other Members and conversely any failure to make any recordation on such books and records or any error in such internal books and records shall not adversely affect each Member’s rights under or in connection with this Agreement or its Shares or otherwise.

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SECTION 2.6. Other Capital Contributions. Any Member may also make additional Capital Contributions to the Company for the purpose of preventing or curing any default under any of the Related Debt Documents. In the event such a Capital Contribution is made by a Class A Member the Company shall promptly offer to the other Class A Member the opportunity to make a Capital Contribution to the Company in an amount proportionate to the respective Sharing Ratios of the various Class A Members.

SECTION 2.7. Status of Additional Capital Contributions. All additional Capital Contributions made by the Class A Members or the Class B Member to the Company pursuant to this Article II shall be “contributed surplus” within the meaning of Section 54(2) of the Companies Act and shall increase the Unrecovered Contribution Account of such Member.

ARTICLE III

CERTAIN AGREEMENTS AND OBLIGATIONS

SECTION 3.1. Structuring Fee. In consideration of certain structuring services provided by Textainer to the Company, the Company shall pay Textainer a fee equal to three percent (3%) of the Book Net Income of the Company attributable to the Class A Containers (as allocated in Section 3.2 below) (“Structuring Fee”), with such Structuring Fee due and payable within thirty (30) days after receipt of such amounts by the Company. For financial and income tax reporting purposes, the foregoing fee shall be treated as an expense of the Company and as a guaranteed payment to Textainer within the meaning of Section 707(c) of the Code. To the extent any portion of such fee has not been paid in full prior to the liquidation of the Company, such unpaid portion of such fee shall constitute a debt of the Company payable upon such liquidation. For these purposes the term “liquidation” shall not include any deemed liquidation of the Company (if any) based on any partnership “check the box” or comparable election made solely for tax purposes.

SECTION 3.2. Allocation Between Container Pools. The assets, liabilities, revenues, expenses (including without limitation expenses incurred by Manager for which the Company is liable or for which Manager may be entitled to indemnification by the Company under the Related Debt Documents), Net Cash Flow, Book Net Income and Book Net Losses of the Company shall be allocated between the Class A Containers and the Class B Containers by Manager in accordance with Exhibit D as modified with the written approval of both Authorized Persons (the “Allocation Procedure”).

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ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS

SECTION 4.1. Cash Distributions.

(a) Net Cash Flow shall be determined separately for the Class A Containers and the Class B Containers, in accordance with the Allocation Procedure.

(b) Notwithstanding any contrary provision hereof, Net Cash Flow shall be paid or otherwise distributed by the Company to the Members by way of dividends or other distributions in accordance with Section 54 and any other relevant sections of the Companies Act. Subject at all times to (1) the foregoing restrictions, (2) any other restrictions and/or limitations existing under applicable law, and (3) the establishment of reasonable reserves for the payment of liabilities and other amounts at such times and in such amounts as determined by the Company’s Board of Directors, and except as further set forth in Section 4.1(c) below, the Net Cash Flow for each Collection Period shall be distributed to the Members on the related Payment Date as follows:

(i) Any and all Net Cash Flow that is attributable to the Class A Containers shall be distributed to the Class A Members in the following order of priority: (A) first, to the Class A Members in proportion to, and to the extent of, the positive balance standing in each such Class A Member’s Unrecovered Contribution Account, if any, and (B) thereafter, to the Class A Members in proportion to their respective Sharing Ratios.

(ii) Any and all Net Cash Flow that is attributable to the Class B Containers shall be distributed one hundred percent (100%) to the Class B Member.

(c) Notwithstanding the provisions of Section 4.1(b) above, upon the liquidation of the Company, all Net Cash Flow of the Company shall be distributed to the Members in proportion to, and to the extent of, the positive balance standing in each such Member’s Capital Account (after taking into account all Capital Account adjustments for the taxable year of such liquidation). For these purposes the term “liquidation” shall not include any deemed liquidation of the Company based on any partnership “check the box” or comparable election made solely for tax purposes.

(d) All amounts required to be withheld pursuant to the applicable law with respect to any payment, distribution, or allocation to the Members shall be treated as amounts distributed to the Members pursuant to this Section 4.1 for all purposes under this Agreement. The Company is authorized to withhold from distribution, or with respect to allocations, to the Members and to pay over to any federal, state, local or other Government Authority any amounts required to be so withheld pursuant to the Code or any provisions of any other applicable law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

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SECTION 4.2. Allocations of Book Net Income and Book Net Losses.

(a) Book Net Income and Book Net Losses of the Company shall be determined separately for the Class A Containers, on the one hand, and the Class B Containers, on the other hand in accordance with the Allocation Procedure.

(b) Book Net Income of the Company that is attributable to the Class A Containers for each fiscal year (or part thereof) shall be allocated at the end of such fiscal year (or part thereof) in the following priority:

(i) First, to the Class A Members to the extent of, in proportion to and in the reverse order of any Book Net Losses of the Company allocated to each Class A Member in accordance with Section 4.2(c) hereof; and

(ii) Thereafter, to the Class A Members in proportion to their respective Sharing Ratios.

(c) Book Net Losses of the Company that are attributable to the Class A Containers for each fiscal year (or part thereof) shall be allocated at the end of such fiscal year (or part thereof) in the following priority:

(i) First, to the Class A Members to the extent of, in proportion to and in the reverse order of any Book Net Income of the Company allocated to each Class A Member in accordance with Section 4.2(b)(ii); and

(ii) Thereafter, to the Class A Members in proportion to their respective Sharing Ratios.

(d) Book Net Income and Book Net Losses of the Company that are attributable to the Class B Containers for each fiscal year (or part thereof) shall be allocated at the end of such fiscal year (or part thereof) one hundred percent (100%) to the Class B Member.

SECTION 4.3. Special Allocations.

(a) Notwithstanding any other provisions of this Agreement, no allocation of Book Net Losses shall be made to any Member to the extent such an allocation would cause a, or increase the, deficit balance standing in such Member’s Adjusted Capital Account and any such Book Net Losses shall instead be allocated to the Members based upon their respective “interests” in the Company as determined in accordance with Treasury Regulation Section 1.704-l(b).

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(b) Items of income and gain shall be specially allocated to the Members in accordance with the qualified income offset provisions set forth in Treasury Regulation Section 1.704-l(b)(2)(ii)(d).

(c) Notwithstanding any other provision in this Article IV, (i) any and all “partnership nonrecourse deductions” (as defined in Treasury Regulation Section 1.704-2(b)(l)) of the Company for any fiscal year or other period (A) that are attributable to the Class A Containers shall be allocated to the Class A Members in proportion to their respective Sharing Ratios and (B) that are attributable to the Class B Containers shall be allocated one hundred percent (100%) to the Class B Member; (ii) any and all “partner nonrecourse deductions” (as such term is defined in Treasury Regulation Sections 1.704-2(i)(2)) attributable to any “partner nonrecourse debt” (as such term is defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Member that bears the “economic risk of loss” (as determined under Treasury Regulation Section 1.752-2) for such “partner nonrecourse debt” in accordance with Treasury Regulation Section 1.704-2(i)(l); (iii) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f) and 1.704-2(g); and (iv) each Member with a share of the minimum gain attributable to any “partner nonrecourse debt” shall be specially allocated items of Company income and gain in accordance with the partner minimum chargeback requirements of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). For purposes of determining the Members’ respective shares of Company nonrecourse liabilities pursuant to Section 752 of the Code and the Treasury Regulations promulgated thereunder, (i) a Member’s interest in Company profits shall be deemed to include the allocable share of minimum gain (as determined under Treasury Regulation Section 1.704-2(g)), Code Section 704(c) gain and any Book Net Incomes allocable to such Member pursuant to this Article IV, and (ii) such Company profits shall be deemed allocable to the Members in the following order of priority: (a) first, to the Members to the extent of, and in proportion to, their respective allocable shares of minimum gain, (b) second, to the Members to the extent of, and in proportion to, their respective shares of Code Section 704(c) gain, (c) third, to the Members to the extent of, and in proportion to, their respective negative Capital Account balances, if any; and (d) thereafter, (A) if such profits are attributable to the Class A Containers, to the Class A Members in proportion to their respective Sharing Ratios, and (B) if such profits are attributable to the Class B Containers, one hundred percent (100%) to the Class B Member.

(d) Allocations to Members whose interests vary during a year by reason of transfer, redemption, admission, capital contributions, or otherwise, shall be made as determined by the Tax Matters Member, with the consent of the other Members (which consent shall not be unreasonably withheld) in accordance with permissible methods under Section 706 of the Code.

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(e) If any Company property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the Members and on the books of the Company at a value that differs from the adjusted tax basis of such property, then the tax items with respect to such property will, in accordance with the requirements of Treasury Regulations Section 1.704-l(b)(4)(i), be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members’ share of tax items under Section 704(c) of the Code. The Tax Matters Member, with the consent of other Members (which consent shall not be unreasonably withheld) is authorized to choose any reasonable method permitted by the Treasury Regulations pursuant to Section 704(c) of the Code, including the “remedial allocation” method, the “curative” method and the “traditional” method.

SECTION 4.4. Curative Allocations. The effect of the limitation on the amount of Book Net Losses and the qualified income offset provision set forth in Sections 4.3(a) and (b) above shall be taken into account in computing subsequent allocations of Book Net Income and Book Net Losses pursuant to this Article IV, so that the net amount of any items so allocated and the Book Net Income, Book Net Losses and all other items allocated to each Member pursuant to this Article IV shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such special allocations had not occurred.

SECTION 4.5. Tax Matters Member. Textainer is hereby designated as the Tax Matters Member of the Company (“Tax Matters Member”) for all purposes hereof, to serve so long as such entity is a Member of the Company. The Tax Matters Member shall be deemed to be the “tax matters partner” as defined in Section 6231(a)(7) of the Code. Except to the extent specifically provided in the Code or the Treasury Regulations (or the laws of other relevant taxing jurisdictions) to the contrary, the Tax Matters Member in its sole and absolute discretion (with the consent of the other Members, which shall not be unreasonably withheld) shall have exclusive authority to act for or on behalf of the Company with regard to tax matters, including but not limited to the authority to make (or decline to make) any available tax elections.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1. The Company. As of the Restatement Effective Date and as of each date on which a Capital Contribution is made to the Company pursuant to Section 2.2 or Section 2.3 (unless specifically stated to relate to an earlier date), the Company represents and warrants to each Member that:

(a) The Company is a company duly organized and validly existing in compliance under the laws of Bermuda, with full corporate power and authority to own and operate its properties and to conduct its business as presently conducted in all material respects and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

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(b) The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary corporate action.

(c) As of the Restatement Effective Date, this Agreement, when duly executed and delivered by the other parties hereto, constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(d) No Event of Default or Early Amortization Event or Related Debt Event exists;

(e) Assuming the accuracy of the representations of the Members set forth in Section 5.2 and the payment of additional Capital Contributions to the Company in the manner contemplated by this Agreement, the issuances of the Shares to the Members are transactions exempt from the registration requirements of the Securities Act;

(f) To the best actual knowledge of the Company, no information supplied by or on behalf of the Company to any Member in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made;

(g) The proceeds of each additional Capital Contribution under Section 2.2 or Section 2.3 will be used for the following purposes: (i) to pay the Agreed Value of purchased Containers and assets related to such Containers, and any related Acquisition Fees and Fortis Acquisition Fees, and (ii) for general Company purposes; and

(h) Each of the representations and warranties, of the Company set forth in the Related Debt Documents is true and correct in all material respects as and when given (unless specifically stated to relate to an earlier date) and each of the Members is entitled to rely on such representations and warranties with the same effect as if each such representation and warranty was set forth herein as of the same date thereof.

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SECTION 5.2. Members. (i) As of the date of the issuance of the Class B Share to Textainer, Textainer warrants and represents to the Company and the other parties and (ii) as of the date of the issuance of the Class A Shares in the case of the relevant Class A Member, and (iii) as of the date of each additional Capital Contribution made to the Company by such Member under any provision of this Agreement, each Member, on a several basis, warrants and represents to the Company and the other parties hereto that:

(a) The Member is a company or other entity duly organized and validly existing in compliance under the laws of its jurisdiction of incorporation or organization, with full corporate or other power and authority to own and operate its properties and to conduct its business as presently conducted in all material respects and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

(b) The Member has the corporate or other power and authority to execute and deliver this Agreement and to carry out its terms. The execution, delivery and performance of this Agreement have been duly authorized by the Member by all necessary corporate or other action.

(c) As of the Restatement Effective Date, this Agreement, when duly executed and delivered by the other parties hereto, constitutes a legal, valid, and binding obligation of the Member enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(d) Such Member has acquired its Shares solely for its own account, for investment purposes only, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof as defined by the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, pledge or grant a participation in the Shares issued or to be issued to such Member to such person or to any third Person;

(e) No form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) has been or will be used by such Member or any of its representatives in connection with the offer and sale of any of the Shares (as those terms are used in Regulation D under the Securities Act to such Member);

(f) Such Member is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (excerpts of the definition of “accredited investor” are attached hereto as Exhibit E);

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(g) Such Member is aware that the Shares are highly speculative and that there can be no assurance as to what return, if any, there may be;

(h) Such Member is aware of the Company’s business affairs and financial condition; has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire its Shares or make the relevant additional Capital Contribution; and has received an opportunity to ask questions relating to the Company’s business, legal and financial affairs and to obtain all additional information which such Member or its personal representative or professional adviser requested;

(i) Such Member understands that the Shares have not been registered under the Securities Act or any other applicable securities law by reason of specific exemptions therefrom, which exemptions may depend upon, among other matters, the bona fide nature of the Member’s investment intent as expressed herein and the accuracy of the Member’s representations set forth herein; such Member further understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under any applicable securities law or are exempt from such registration and such qualification is available;

(j) Such Member has either (i) a preexisting business or personal relationship with the Company or its directors or officers or (ii) by reason of such Member’s business or financial experience, the capacity to protect such Member’s own interest in connection with the transaction contemplated by this Agreement;

(k) No Person has acted, directly or indirectly, as a broker or finder for such Member in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or similar payment in respect thereof; and

(1) Such Member is able to bear the economic risk of its investment.

ARTICLE VI

CONDITIONS

SECTION 6.1. Conditions to Class A Member Additional Capital Contribution. No Class A Member shall be required to make an additional Capital Contribution under Section 2.2 hereof unless on the date of such Capital Contribution, before and after giving effect thereto and [to the use of such funds to acquire Purchase Opportunity Containers and other permissible uses], the following statements shall be true as of the required Contribution Date:

(a) All of the applicable conditions precedent set forth in the Related Debt Documents have been fulfilled in all material respects;

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(b) The representations and warranties of the Company herein are true and accurate in all material respects as of the required Contribution Date with the same effect as though made on that date (unless specifically stated to relate to an earlier date);

(c) No Event of Default or Early Amortization Event or Other Related Debt Event has occurred and is continuing; and

(d) Each of the Containers to be acquired with the proceeds of such Capital Contribution shall meet each of the Equipment Parameters.

The giving of any Class A or Class B Contribution Notice pursuant to Section 2.4 by the Company shall constitute a representation and warranty by the Company that the foregoing statements as herein limited are true.

ARTICLE VII

GOVERNANCE

SECTION 7.1. Member Inspection of Books. The Company shall keep complete and correct books and records of Member proceedings; board and committee meetings; and the names and addresses of all members, including the number and class of shares held by each member and the dates when they became owners thereof (collectively called the “books and records”). All Members shall have the right to inspect the books and records of the Company upon providing the Company or its designated agent with five (5) days written notice, subject to applicable law.

SECTION 7.2. Injunctive Relief; Specific Performance. Each of the Members acknowledges that its interest in the Agreement is unique to such Member, that its Shares cannot be readily purchased or sold in the open market and that the other Members and the Company will be irreparably damaged in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Member, which damages will not be measurable or compensable in money damages unless this Agreement shall be specifically enforced. In addition to any other remedy to which the other Members or the Company may be entitled, the other Members or the Company shall be entitled to a preliminary and permanent injunction, without showing any actual damage or threat of irreparable injury, and/or a decree for specific performance, without any bond or other security being required in connection therewith, in accordance with the provisions hereof, provided however that for the avoidance of doubt, the foregoing shall not be applicable to any failure of a Class A Member to make an additional Capital Contribution pursuant to Section 2.2.

SECTION 7.3. Right of First Offer. If the Company proposes to offer any additional Class A Shares, or securities convertible into or exchangeable or exercisable for any Class A Shares to any Person (“Further Shares”), the Company shall first make an offering of such Shares to each of the existing Class A Members in accordance with the following:

(a) The Company shall deliver a notice to each existing Class A Member stating (i) its bona fide intention to offer such Further Shares, (ii) the number of such Shares to be offered, (iii) the price and terms upon which it proposes to offer such Shares, and (iv) the identity of the proposed purchaser of such Shares (“Offer Notice”).

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(b) Within twenty (20) calendar days after receipt of the Offer Notice, each existing Class A Member may, by written notification to the Company, elect to purchase, at the price and on the terms specified in the Offer Notice, up to that portion of such Further Shares which equals the Sharing Ratio of such Member in effect on the date of the Offer Notice. To the extent such Class A Member does not elect to purchase such Further Shares, such Shares thereupon may be issued to the Person or Persons identified as the proposed purchaser of such Shares within sixty (60) days of the date of the Offer Notice. Any Offer Shares not issued to such Persons within such period or proposed to be issued to Persons not identified in the Offer Notice must be reoffered to the existing Class A Members prior to any subsequent proposed issuance, in accordance with the foregoing procedures.

The Company further shall not issue any additional Class B Shares or any Class C Shares to any Person without the unanimous prior consent of all of the Company and all of the Class A Members and the Class B Member in their respective sole discretion.

SECTION 7.4. Directors of the Company.

(a) Each Member covenants that during the term of this Agreement such Member will vote, or cause any Member they control to vote, for the election and reelection as directors of the Company, the respective designees of Textainer and FBT as herein provided, as long as each of them is a Member or is directly or indirectly in control of a Member, and as otherwise provided by the Bye-Laws to the extent not contrary to the provisions of this Section 7.4. All powers and discretion given to Textainer and FBT under this Section 7.4(a) shall devolve upon and be exercisable by their respective permitted assigns, successors and duly appointed agents or representatives.

(b) The Company shall have a total of four (4) authorized Directors. Textainer shall be entitled to designate three (3) Directors of the Company and FBT shall be entitled to designate one (1) Director of the Company. Textainer and FBT each confirm that Philip Brewer, John Maccarone, Ernest J. Furtado, and Milton Anderson have been properly elected as Directors of the Company until such person’s successor is elected or until such person’s earlier resignation or removal or death. Any vacancy created by such resignation or removal or death shall be filled by the designation of the relevant Member in the same manner.

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(c) The Directors designated by Textainer may designate one person and the Directors designated by FBT may designate one person (each an “Authorized Person”) for purposes of authorizing the following actions in which case the Company shall be authorized to take such actions if both persons so designated approve such action in writing in their respective sole discretion:

(i)	The purchase of one or more Class A Containers which do not comply with all of the Equipment Parameters;

(ii)	The sale of one or more Class A Containers in a manner or in an amount that falls outside the normal parameters permitted under the Management Agreement;

(iii)	A change in the Allocation Procedure; or

(iv)	Any other action authorized to be taken with the approval of both Authorized Persons under this Agreement.

By authorizing the Company to enter into this Agreement, the Directors designated by Textainer hereby designate Philip K. Brewer as an Authorized Person and the Directors designated by FBT hereby designate Milton Anderson as an Authorized Person. Any Authorized Persons may be removed upon notice from the relevant Directors or due to their earlier resignation or death, and any successor Authorized Persons shall be designated by the relevant Directors in the same manner. Any such actions may also be approved by the mutual consent of the Class A Members acting through any person authorized to act on their behalf.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1. Term of Agreement. The term of this Agreement shall extend until terminated by operation of law or by mutual agreement of each of the Company and the Class A Members and the Class B Member in their respective sole discretion. In the event of the termination of this Agreement, all of the representations and warranties of the parties, all provisions which by their express terms do not terminate, and any and all claims, actions or causes of action in existence prior to or as of the date of termination, each shall survive and not terminate.

SECTION 8.2. Express Consent of Members. Notwithstanding any contrary provision hereof, the execution and delivery of this Agreement by each Member to the

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other parties hereto hereby constitutes the express agreement and consent of such Member to be bound to contribute to the capital of or otherwise pay money to the Company, whether under the terms of this Agreement or under the Bye-Laws of the Company, within the meaning of Section 17 of the Companies Act.

SECTION 8.3. Memorandum of Association and Bye-Laws. The parties agree that the Company’s Memorandum of Association and Bye-Laws shall not be amended in any manner which is inconsistent with the terms of this Agreement while this Agreement remains in effect. To the extent that any provision of this Agreement shall conflict with any provision of the Company’s Memorandum of Association and Bye-Laws, the parties agree that the provisions of this Agreement shall control.

SECTION 8.4. Amendments. The parties hereto shall not amend or otherwise modify any provision of this Agreement, or grant any waiver or consent thereunder, unless such amendment, modification, waiver or consent is in writing and signed by the each of the parties hereto.

SECTION 8.5. Recapitalizations. In the event that from time to time during the term of this Agreement, there is a recapitalization or other reorganization or adjustment or substitution with respect to the shares of the Company, then in such event any and all new, substituted or additional securities to which any Member is entitled by reason of its ownership of the Shares shall be immediately subject to the provisions of this Agreement and be included in the meaning of the term “Shares” for all purposes of this Agreement, with the same force and effect as the initial Shares subject to this Agreement.

SECTION 8.6. No Waiver; Remedies. Any waiver, consent or approval given by any party hereto (including any extension of time required for performance) shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as specifically provided in this Agreement, no notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, subject to the limitations of Section 2.2(d).

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SECTION 8.7. Restrictions on Transfers; Assignment; Successors and Assigns.

(a) No Class A Member or Class B Member shall sell, make any short sale of, loan, pledge, encumber, hypothecate, grant any option or rights for the purchase of, or otherwise assign or transfer or dispose of (each referred to as “Transfer”) any of its Shares or assign this Agreement or any of its rights or obligations under this Agreement except in accordance with this Section 8.7; provided however that for the sake of good order, the Company and the Members agree that the concurrent and contemplated sale of the Class A Shares by FBT to Textainer pursuant to the Share Purchase Agreement is a permissible Transfer and each of the Company and the Members hereby waive any objection thereto.

(b) No Member shall Transfer any of its Shares to any Person if such Transfer (i) would not be in full compliance with the Securities Act and the securities laws of the applicable states of the United States and any other applicable jurisdiction, or (ii) would not be in compliance in all material respects with all other applicable laws, or (iii) would result in an Early Amortization Event or an Event of Default or any Other Related Debt Event or a breach or violation of any court order or judgment or award or other agreement by which the Company or such Member is bound, or (iv) would result in material adverse tax consequences to the Company or any of its other Members other than the transferor Member, or (v) would cause the Company to be treated as a “publicly traded partnership” taxable as a corporation under the provisions of Code Section 7704(b).

(c) Subject to the foregoing restrictions and further subject to the Bye-Laws to the extent not in conflict with this Section, any Member may Transfer any of its Shares to an Affiliate or to another then existing Member, provided that the transferor or such transferee bears all liabilities, costs and expenses incurred by the Company, Manager or any other Member in connection with such Transfer and provided further that such transferee expressly accepts and assumes all of the then current terms and conditions of this Agreement, and further makes such additional representations and warranties and covenants as the Company or its counsel may reasonably request for tax or securities law purposes, pursuant to a duly executed written document in form and substance acceptable to the Company’s Board of Directors.

(d) In addition, Textainer may pledge as collateral its Shares pursuant to that certain Amended and Restated Pledge Agreement (TMCL), dated November 29, 2001, between Textainer and Bank of America N.A. as agent on behalf of Fleet National Bank, Wells Fargo Bank N.A. and Fortis Bank (Nederland) N.V., as the same may be amended or superseded or otherwise modified from time to time (“Pledge”), and such Shares may be Transferred pursuant to the terms of such Pledge.

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(e) Except as provided in Section 8.7(a), Section 8.7(c) or Section 8.7(d), no Member shall Transfer its Shares to any Person without the prior approval of such Transfer as a Super-Majority Matter (as defined in the Company’s Bye-Laws) in accordance with the Company’s Bye-Laws. In such event the transferor or such transferee shall bear all liabilities, costs and expenses incurred by the Company, Manager or any other Member in connection with such Transfer and such transferee shall expressly accept and assume all of the then current terms and conditions of this Agreement, and further make such additional representations and warranties and covenants as the Company or its counsel may reasonably request for tax or securities law purposes, pursuant to a duly executed written document in form and substance acceptable to the Company’s Board of Directors. The Company shall take any and all measures that may be legally appropriate to cause any Transfer of any kind not in strict compliance with all of the terms and conditions of this Section 8.7 to be rescinded.

(f) The Company further shall not, without the approval of such Transfer as a Super-Majority Matter (as defined in the Company’s Bye-Laws) in accordance with the Company’s Bye-Laws, (i) permit any transfer on its register of members of any Shares which shall have been Transferred in violation of any of the provisions set forth in this Agreement or the Bye-Laws or any Related Debt Document; or (ii) recognize as the owner of such Shares, or accord the right to vote as an owner or pay distributions or dividends to any transferee to whom such Shares shall have been Transferred in violation of any of the provisions set forth in this Agreement.

(g) Subject to the foregoing provisions of this Section 8.7, this Agreement shall be binding upon, and inure to the benefit of, the Company and each Member and their respective Affiliates, successors and permitted assigns.

(h) If the Company shall issue any certificate or other instrument evidencing Shares owned by any party hereto, then the Company shall cause the certificate or instrument, for as long as this Agreement is effective, to bear a legend substantially as follows:

“The transfer of any part of the Company’s Shares represented by this certificate is restricted by the terms of a certain Amended and Restated Members Agreement, as the same may be amended or superseded or otherwise modified from time to time, a copy of which may be inspected at the Company’s registered office.”

SECTION 8.8. Entire Agreement. This Agreement, including the exhibits, appendices and schedules attached hereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject

28

matter hereof, superseding all prior or other contemporaneous agreements or statements and other writings with respect thereto; provided however that this Agreement is not intended to supersede or affect the Memorandum of Association and the Bye-Laws of the Company, the Management Agreement, the Contribution and Sale Agreement or any Related Debt Document, each of which shall subsist and remain in full force and effect in accordance with its respective terms, subject to Section 8.3 in the case of any conflict between this Agreement and either the Memorandum of Association or the Bye-Laws of the Company. The express terms of this Agreement further control and supersede any course of performance or usage of the trade inconsistent with any of the terms or conditions hereof.

SECTION 8.9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by nationally recognized overnight courier or mailed by certified or registered US Mail, postage prepaid and return receipt requested, or transmitted by facsimile transmission and confirmed by a similar mailed writing to any party, in each case at the address and facsimile number for that party set forth (a) on the signature page to this Agreement or (b) to another address or facsimile number as that party may designate in writing for such purposes. Notice shall be effective upon receipt for all methods of notice other than the US Mail, and five (5) calendar days after the sending of notice by registered or certified US mail hereunder.

SECTION 8.10. No Third-Party Beneficiaries. Nothing expressed herein is intended or shall be construed to give any Person (other than the parties hereto or their respective successors and permitted assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement.

SECTION 8.11. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement. In such event the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

SECTION 8.12. Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 8.13. Governing Law. This Agreement and all matters arising or relating to this Agreement shall be construed and governed in accordance with the laws of the State of New York, without regard to conflict of laws principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the internal laws of the State of New York.

29

SECTION 8.14. Jurisdiction and Venue. Any legal suit, action or other Proceeding against any party arising out of or relating to this Agreement, or any transaction contemplated hereby, may be instituted in any federal or state court in the City of New York, State of New York, USA and each party hereby waives any objection which such party may now or hereafter have to the laying of such venue for any such suit, action or Proceeding, and, solely for the purposes of enforcing this Agreement and resolving such disputes and controversies, each party hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or Proceeding.

SECTION 8.15. No Bankruptcy Proceeding or Action. Without limiting any separate restrictions or covenants in any Related Debt Document and in addition thereto, each of the Members covenants and agrees that it will not at any time, until one (1) year and one (1) day after all of the Aggregate Outstanding Obligations shall have been paid in full, institute against the Company or join any other Person in instituting against the Company any Bankruptcy Proceeding or Action. The foregoing shall not limit the right of any Member to file creditor claims in any such Proceeding if such Proceeding is instituted by any third party without the participation or involvement of such Member. This provision shall survive the termination of this Agreement.

SECTION 8.16. Fiduciary Duties. Subject to applicable law, including but not limited to Sections 97 and 98 of the Companies Act, (i) no Member in such capacity shall have any obligations (fiduciary or otherwise) with respect to the Company or to the other Members insofar as making other investment opportunities available to the Company or to the other Members other than as specifically provided in this Agreement; (ii) each Member in such capacity may engage in whatever activities such Member may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Members; and (iii) except as set forth in the foregoing provisions of this Section 8.16, neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Member in such capacity from engaging in such activities, and the fiduciary duties of the Members as such to each other and to the Company shall be limited solely to those arising from the purposes of the Company.

SECTION 8.17. Nature of this Agreement. None of the provisions of this Agreement shall be deemed to create a partnership or joint venture among the Members or any of the Members and the Company; provided that the foregoing shall not be applicable to any partnership “check the box” comparable election made solely for tax purposes. No Member nor the Company shall have any authority to bind any other Member or the Company, as the case may be, in any manner except for any authority of

30

the Company to bind any or all of the Members as expressly provided for hereunder. The obligations of the Members are several and no Member is responsible for any of the obligations of any other Member.

SECTION 8.18. Reimbursements. Each Member shall be reimbursed by the Company from the first available funds for all legal fees and costs incurred by such Member in connection with the drafting, negotiation, execution and delivery of this Agreement, the Bye-Laws, the Indenture, the Management Agreement, the Supplements, the Contribution and Sale Agreement and related agreements and documents.

SECTION 8.19. Prior Agreement. The Prior Agreement shall be amended and restated and superseded in its entirety by this Agreement as of the Restatement Effective Date, provided however that this Agreement is not intended to and shall not discharge or release any known or unknown claims or actions or causes of action of any party under the Prior Agreement in existence prior to or as of the date hereof.

SECTION 8.20. Interpretation. All titles and headings are used herein for convenience only and shall not be given any legal effect or used in interpreting or construing any of the terms of this Agreement. Unless otherwise indicated, all section references shall be to sections of this Agreement. Whenever in this Agreement the context requires, references to the singular shall be deemed to include the plural and the plural the singular and the masculine shall be deemed to include the feminine and the neuter and the feminine the masculine and the neuter and the neuter the masculine and the feminine. All computations hereunder shall be in Dollars. The language of this Agreement has been approved by the respective legal counsel for each of the parties. The language of the Agreement shall be construed as a whole according to its fair meaning, and no provisions of this Agreement or any exhibit or document related thereto shall be construed or interpreted for or against any party for any purpose because such party or its legal counsel drafted such provision or document.

SECTION 8.21. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

SECTION 8.22. Further Assurances. Each party hereto agrees to execute and deliver to the other parties such other documentation and to take or cause to be taken such other actions, as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

[Signature Pages to Follow]

31

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED

Date Signed:	By:	/s/ Philip K. Brewer
Philip K. Brewer, President

Address:	Textainer Marine Containers Limited
c/o Century House, 16 Par-la-Ville Road,
Hamilton HM HX, Bermuda

Attention:	Secretary
Telephone:	(441) 292-2487
Facsimile:	(441) 295-4164

with copy to:

Address:	Textainer Equipment Management
(U.S.) Limited
650 California Street, 16th Floor
San Francisco, CA 94108

Attention:	Executive Vice President - Asset
Management
Telephone:	(415) 434-0551
Facsimile:	(415) 434-0559

[Additional signatures to follow]

TEXTAINER LIMITED

Date Signed: November 21, 2007	By:	/s/ Philip K. Brewer
Philip K. Brewer, Executive Vice President

Address:	Textainer Limited
c/o Century House, 16 Par-la-Ville Road,
Hamilton HM HX, Bermuda

Attention:	Secretary
Telephone:	(441) 292-2487
Facsimile:	(441) 295-4164

with a copy to:

Address:	Textainer Equipment Management (U.S.) Limited,
650 California Street, 16th floor
San Francisco, CA 94108

Attention:	Senior Vice President - Asset
Management
Telephone:	(415) 434-0551
Facsimile:	(415) 435-0559

[Additional signatures to follow]

FB TRANSPORTATION CAPITAL LLC

Dated Signed: November 21, 2007	By:	/s/ Adam DiMartino
	Name:	Adam DiMartino
	Title:	Authorized Signatory

	By:	[Signature illegible]
Name:
	Title:	CEO

Address:	FB Transportation Capital LLC
c/o Fortis Capital Corporation
153 East 53rd Street, 27th Floor
New York, NY 10022

Attention:	General Counsel
Facsimile:	(212) 340-6179

* * *

The undersigned accepts its designation as the Tax Matters Member of the Company and agrees to be bound by the terms and conditions of this Agreement with respect thereto, as amended from time to time.

Date Signed:

TEXTAINER LIMITED

By	/s/ Philip K. Brewer
Philip K. Brewer, Executive Vice President

EXHIBIT A

to Members Agreement

CLASS A CONTAINER PARAMETERS

The terms “Net Book Value” and “Aggregate Net Book Value” shall have the meanings ascribed to them in the Indenture.

1.	After giving effect to the addition of the Containers to be acquired by the Company on an Acquisition Date, the average Net Book Value of all Containers of the same type then owned by the Company shall not exceed the amount set forth opposite such type in the table set forth below under the column entitled “Maximum Average Purchase Price”:

Type of Container	Maximum Average Purchase Price
20’ dry cargo	$1,900
40’ dry cargo	$3,050
40’ high cube dry cargo	$3,200
20’ open top	$3,350
40’ open top	$5,500

2.	After giving effect to the addition of the Containers to be acquired by the Company on an Acquisition Date, the maximum concentration of the same type of containers owned by the Company (determined based on Net Book Values of the Containers) shall not exceed the percentage set forth opposite such type in the table set forth below under the column entitled “Maximum Concentration Percentage.”

Type of Container	Maximum Concentration Percentage
20’ dry cargo	60%
40’ dry cargo	50%
40’ dry high cube cargo	80%
Others	10%

3.	The sum of the Net Book Values of all of the Company’s Containers on lease to any single lessee as of any date of determination shall not exceed the following limitations:

(A) for each of the lessees set forth on Schedule 1 hereto, an amount equal to the greater of (i) $15 million or (ii) twenty five percent (25%) of the Aggregate Net Book Value; or

EXHIBIT A

to Members

Agreement

(B) for any lessee not covered by clause (A), an amount equal to the greater of (i) $8 million or (ii) five percent (5%) of the Aggregate Net Book Value.

4.	Such acquisition of Containers shall be in compliance with the Interest Rate Hedging Policy set forth as Exhibit F to the Indenture.

5.	The Manager’s calculation of the expected internal rates of return on any New Container purchases on the date such New Container purchase was made shall equal or exceed the following return thresholds (the “Return Targets”):

(A) if the pool of Containers will be initially subject to a Term Lease, an amount equal to the Term WACC; or

(B) if the pool of Containers will be initially subject to a Master Lease, an amount equal to the sum of (i) Spot WACC plus (ii) two percent (2%).

For the purposes of this Agreement:

(i) “WACC” shall mean the weighted average cost of capital of the Company calculated utilizing a minimum return on equity of twelve percent (12%) and a debt to equity ratio of not less than 2.5:1.

(ii) “Term WACC” shall be calculated utilizing as the Company’s cost of debt an interest rate per annum equal to that of a swap against one month LIBOR having a maturity date corresponding to the weighted average expiration dates of the corresponding Term Leases of the pool of Containers plus the credit spread paid by the Company.

(iii) “Spot WACC” shall be calculated utilizing as the Company’s cost of debt an interest rate per annum equal to one month LIBOR in effect on the date on which such pool of Containers was acquired, plus the credit spread paid by the Company.

If the Manager shall propose to make any change in the Return Targets or the method of calculating them, it shall advise FBT of the proposed changes in writing and the applicable provisions of this Exhibit A shall be deemed amended to conform to the proposed changes unless FBT shall, on or before the 30th day after the giving of such

EXHIBIT A

to Members

Agreement

notice, decline by written notice to accept proposed revisions. If FBT shall decline to accept the revisions, then for a period of six months from FBT’s notice the Manager shall have no obligation to offer the opportunity to purchase New Containers to the Class A Members pursuant to Section 2.2 of this Agreement and FBT shall have no further right to make additional Capital Contributions to the Company to fund the purchase of New Containers or to otherwise participate in such purchases during that period. At the conclusion of the six month period, FBT may, by written notice to the Manager, elect to accept the Return Targets and method of calculating them then in effect, in which case the provisions of Section 2.2 shall thereafter be in effect.

EXHIBIT A

to Members

Agreement

Schedule 1 to EXHIBIT A

to Members Agreement

LESSEES WITH HIGHER

CONCENTRATION

Americana Ships

APL

China Shipping Group*

CMA CGM

COSCO*

CP Ships

CSAV

Delmas

Evergreen*

Hamburg Sud

Hanjin

Hapag Lloyd

Hyundai Merchant Marine*

Italia

Kien Hung

K Line

Maersk

Med Shipping

MISC

Mitsui OSK

NYK Line

OOCL

Pacific International Line

P&O Nedlloyd

The Surface Deployment and Distribution Command

United Arab Shipping Company

Wanhai

Westwood

Wilhelmsen/Walenius

Yang Ming Marine

Zim Lines

The persons designated as Authorized Persons have previously approved in writing that the number of CEU on lease to these Lessees may exceed the number calculated in accordance with Section 4(A) of Exhibit A. This action has been approved and ratified by the Board and the Members whose approval was required.

Schedule 1 to

EXHIBIT A

EXHIBIT B

to Members Agreement

STATED AMOUNTS AND PERCENTAGES

FOR CLASS A MEMBERS

Name of Member	Sharing Ratio	Aggregate Commitment as of Restatement Effective Date
Textainer Limited	75%	$90,000,000
FB Transportation Capital LLC	25%	$45,000,000

EXHIBIT B

-B1-

EXHIBIT C

to Members Agreement

CLASS B CONTAINERS

A complete list of the Class B Containers is attached to each original counterpart of this Members Agreement, as of the Restatement Effective Date, and as may be supplemented pursuant to Article II of the Members Agreement or by other acquisitions of additional Class B Containers during the term of the Members Agreement.

EXHIBIT C

-C1-

EXHIBIT D

to Members Agreement

ALLOCATION OF COSTS

Equityholders:

Class A Shareholder (75% Textainer Limited and 25% Fortis Sharing Ratio)

Class B Shareholder (100% - Textainer Limited)

Textainer Marine Containers Limited
Class A vs Class B Shareholder Allocations (Items and Methods)

Equityholders:	Class A Shareholder (75% Textainer Limited and 25% Fortis Sharing Ratio)
Class B Shareholder (100% - Textainer Limited)

Balance sheet (BS) item	Related income or expense item	Allocation method
All items prior to effective date of Bond	In general	Specific identification to Class A and to Class B
	Income and expense related to BS item	Specific identification to Class A and to Class B

Cash (Wells Fargo accounts)	In general	Specific identification(Class A and Class B will share the same cash accounts, but Class A and Class B portions of the account balances will be tracked)
	Interest income	Follows specific identification above
	Transaction fees	Follows specific identification above
	Monthly fees	Follows specific identification above

Cash (Operational accounts)	In general	Specific identification(Class A and Class B will share the same cash accounts, but Class A and Class B portions of the account balances will be tracked)
	Interest income	Follows specific identification above
	Transaction fees	Follows specific identification above
	Monthly fees	Follows specific identification above

Cash (Holding accounts)	In general	Specific identification(Class A and Class B will each have a cash holding account)

EXHIBIT D

-D1-

	Interest income	Follows specific identification above
	Transaction fees	Follows specific identification above
	Monthly fees	Follows specific identification above

Containers (and related assets and liabilities)	In general	Specific identification(Class A and Class B will each have separate fleets and accounts)
	Container revenues and direct expenses	Follows specific identification above
	Management fees expense	Follows specific identification above
	Sales proceeds and G/L on disposal	Follows specific identification above
	Sales commission expense	Follows specific identification above
	Depreciation expense	Follows specific identification above

Bond issuance costs (initial fees, legal, etc)	In general	Initial prorata beneficiary of net bond proceeds
	Amortization to expense	Initial prorata beneficiary of net bond proceeds

Bond debt principal and interest liability	In general	Initial prorata beneficiary of net bond proceeds
	Ongoing interest expense	Initial prorata beneficiary of net bond proceeds
	Ongoing fees	Initial prorata beneficiary of net bond proceeds
	Amendment (if any) costs	To be determined

CP Conduit costs (initial fees, legal, etc)	In general	Prorata average principal balance
	Amortization to expense	Prorata average principal balance

CP Conduit principal and interest liability	In general	Prorata average principal balance
	Ongoing interest expense	Prorata average principal balance
	Ongoing fees	Prorata average principal balance
	Renewal costs	Prorata average principal balance
Prorata average principal balance

Other accrued liabilities (overhead and admin)	In general	Prorata average equity
	Audit fees expense	Prorata average equity
	Tax return preparation fees	Prorata average equity
	Other accounting (non-debt) fees	Prorata average equity
	Other legal (non-debt) fees	Prorata average equity
	Other non-container admin expenses	Prorata average equity

Asset Base subsidies (form of borrowing)	In general	Specific identification

EXHIBIT D

-D2-

	Interest income (expense)	Follows specific identification above

Existing swap receivables/liabilities	In general	Specific identification
	Interest differential income (expense)	Follows specific identification above

New swap receivables/liabilities	In general	Specific identification
	Interest differential income (expense)	Follows specific identification above

Swap coverage shifts between Class A and Class B	In general	Allocation of weighted average balance sheet value of swap coverage
	Interest income (expense) allocation	Allocation of weighted average interest income/(expense) of swap coverage

EXHIBIT D

-D3-

EXHIBIT E

to Members Agreement

DEFINITION OF ACCREDITED INVESTOR

(as provided in Rule 501 under the Securities Act of 1933)

(a)	Accredited Investor. “Accredited Investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(3)	Any organization described in Section 501 (c) (3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

EXHIBIT E

-E1-

EXHIBIT D

AMENDED BYE-LAWS

OF TEXTAINER MARINE CONTAINERS LIMITED

D-1

AMENDED BYE - LAWS

of

TEXTAINER MARINE CONTAINERS LIMITED

Non-Standard Exempted Company Bye-laws.

TABLE OF CONTENTS

Bye-Law

i

43.	Voting at meetings	16
44.	Voting on show of hands	17
45.	Decision of chairman	17
46.	Demand for a poll	18
47.	Seniority of joint holders voting	19
48.	Instrument of proxy	19
49.	Representation of corporations at meetings	19
50.	Rights of shares	19
51.	Power to issue shares	20
52.	Variation of rights, alteration of share capital and purchase of shares of the Company	21
53.	Registered holder of shares	22
54.	Death of a joint holder	22
55.	Share certificates	22
56.	Calls on shares	23
57.	Forfeiture of shares	23
58.	Contents of Register of Members	23
59.	Inspection of Register of Members	23
60.	Determination of record dates	24
61.	Instrument of Transfer	24
62.	Restriction on Transfer	24
63.	Transfers by joint holders	24
64.	Representative of deceased Member	25
65.	Registration on death or bankruptcy	25
66.	Declaration of dividends by the Board	25
67.	Other distributions	26
68.	Reserve fund	26
69.	Deduction of Amounts due to the Company	26
70.	Issue of bonus shares	26
71.	Records of account	26
72.	Financial year end	27
73.	Financial statements	27
74.	Appointment of Auditor	27
75.	Remuneration of Auditor	27
76.	Vacation of office of Auditor	27
77.	Access to books of the Company	27
78.	Report of the Auditor	28
79.	Notices to Members of the Company	28
80.	Notices to joint Members	28
81.	Service and delivery of notice	28
82.	The seal	28
83.	Manner in which seal is to be affixed	29
84.	Winding-up/distribution by liquidator	29
85.	Miscellaneous	29
86.	Alteration of Bye-laws	30
87.	Conflict with Members’ Agreement	30

ii

Schedule—Form A (Bye-law 49)

Schedule—Form B (Bye-law 58)

Schedule—Form C (Bye-law 62)

Schedule—Form D (Bye-law 66)

iii

INTERPRETATION

1.	Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a)	“Act” means the Companies Act 1981 as amended from time to time;

(b)	“Affiliate” means with respect to a specified person, any of the following: (i) any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person; (ii) any other person that is an executive officer of, partner in, or serves in a similar capacity to, the specified person or of which the specified person is an executive officer or partner or with respect to which the specified person serves in a similar capacity; or (iii) any other person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of such other entity. For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

(c)	“Alternate Director” means an alternate Director appointed in accordance with these Bye-laws;

(d)	“Auditor” includes any Person having experience in reviewing and/or auditing the financial statements of entities and that has been appointed in accordance with these Bye-laws to audit the accounts of the Company;

(e)	“Bankruptcy Matters” means the commencement of a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, winding-up, dissolution or other similar law now or hereafter in effect, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for the Company or any substantial part of its property, or to make any general assignment for the benefit of creditors, or to admit in writing its inability to pay its debts generally as they become due;

(f)	“Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(g)	“Class A Member” means a Member with respect to Class A Shares held by such Member;

(h)	“Class A Shares” shall have the meaning set forth in Bye-law 50;

(i)	“Class B Member” means a Member with respect to Class B Shares held by such Member;

(j)	“Class B Shares” shall have the meaning set forth in Bye-law 50;

(k)	“Class C Member” means a Member with respect to Class C Shares held by such Member;

(l)	“Class C Shares” shall have the meaning set forth in Bye-law 50;

(m)	“Company” means Textainer Marine Containers Limited, an exempted company organized in Bermuda with limited liability;

(n)	“Container” means any dry cargo, refrigerated, open top, flat rack, domestic storage, tank, high cube or other type of marine or intermodal container;

(o)	“Contribution and Sale Agreement” means the Second Amended and Restated Contribution and Sale Agreement, dated as of June 8, 2006, among the Company, Textainer Limited and Fortis Bank (Nederland) N.V., as such agreement may be amended, modified or supplemented from time to time in accordance with its terms;

(p)	“Director” means a director of the Company and shall include an Alternate Director;

(q)	“FB Transportation” means FB Transportation Capital LLC, a limited liability company organized and existing under the laws of the State of Delaware, and any of its Affiliates that are assignees of the Class A Shares;

(r)	“Indenture” means the Second Amended and Restated Indenture, dated as of May 26, 2005, between the Company, as issuer, and Wells Fargo Bank, National Association, as indenture trustee, as such indenture may be amended, modified or supplemented from time to time in accordance with its terms;

(s)	“Indenture Trustee” means the person fulfilling the role of the Indenture Trustee under the Indenture, which as of the date hereof initially shall be Wells Fargo Bank, National Association;

2

(t)	“Independent Director” means a director (i) who is not a current or former director, officer, partner, member, shareholder, employee, creditor or customer of the Company or of any Affiliate of the Company (including Textainer, FB Transportation, Fortis Capital Corp. or any of their respective Affiliates) and is not a spouse, parent, brother, sister, child, aunt, uncle or cousin of any such person, and (ii) who has not received, and was not a director, officer, partner, member, shareholder or employee of any person that has received any fees or other income other than fees for serving as such Independent Director from any affiliate of the Company in any year within the five (5) years immediately preceding, or any year during, such director’s incumbency as an Independent Director. However, an Independent Director may serve, or may have served previously, with compensation therefor in such a capacity for any other special purpose entity formed by any Affiliate of the Company;

(u)	“Management Agreement” means the Second Amended and Restated Management Agreement, dated as of May 26, 2005, between Textainer Equipment Management Limited, the Company and the Indenture Trustee, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms;

(v)	“Manager Default” shall have the meaning set forth in Clause 11.1 of the Management Agreement;

(w)	“Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(x)	“Members’ Agreement” means the Amended and Restated Members’ Agreement dated as of November __, 2007 among the Company, FB Transportation and Textainer, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms;

(y)	“Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(z)	“Officer” means any person appointed by the Board to hold an office in the Company;

(aa)	“Person” means an individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust or other entity or (a) any

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national, state or other sovereign government, and any federal, regional, state, provincial, local, city government or other political subdivision, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other nongovernmental authority to whose jurisdiction that Person has consented;

(bb)	“Pledge Agreement” means any pledge agreement with respect to a pledge by a Member of its Shares of the Company;

(cc)	“Pledgee” means any person entitled to a security interest or charge in Shares of the Company (which pledge has been approved in accordance with the terms of these bye-laws) pursuant to a Pledge Agreement;

(dd)	“Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(ee)	“Register of Members” means the Register of Members referred to in these Bye-laws;

(ff)	“Related Documents” shall have the meaning set forth in Section 101 of the Indenture;

(gg)	“Requisite Global Majority” shall have the meaning set forth in Section 101 of the Indenture;

(hh)	“Resident Representative” means any Person appointed to act as resident representative and includes any deputy or assistant resident representative;

(ii)	“Secretary” means the Person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

(jj)	“Specified Matter” has the meaning set forth in numbered clause (4) of Bye-law 19;

(kk)	“Super-Majority Matters” means an action by or in connection with the Company in relation to any of the following:

(i)	To approve a dissolution of the Company or a sale of the Company whether by merger, consolidation, amalgamation, sale of all or substantially all of its assets or sale of all of the issued and outstanding shares of the Company;

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(ii)	To approve the issuance to any Person of any additional Class A Shares, Class B Shares or securities convertible into Class A Shares and/or Class B Shares ;

(iii)	To approve the transfer of Class A Shares and/or Class B Shares to a Person other than FB Transportation or Textainer (or the Pledgee pursuant to a Pledge Agreement), except that FB Transportation and Textainer may transfer their respective shares to an Affiliate or another Class A or Class B Member in accordance with Bye-law 62, subject to compliance with applicable law;

(iv)	To discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act;

(v)	To waive any Manager Default otherwise than in accordance with the provisions of Section 11.2 of the Management Agreement;

(vi)	To appoint a Replacement Manager otherwise than in accordance with the provisions of Section 11.2 of the Management Agreement;

(vii)	To change the Auditor of the Company; and

(viii)	To amend or modify either or both of the Memorandum of Association and the Bye-laws of the Company in a manner that affects the rights, duties or obligations accruing to, as exercisable by, the Class A Shares or the Class A Members;

(ll)	“Textainer” means Textainer Limited, an exempted company organized in Bermuda with limited liability.

(2) “In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine gender or neuter;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the word:

(i)	“may” shall be construed as permissive;

(ii)	“shall” shall be construed as imperative; and

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(e)	unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5) Capitalized terms used but not defined herein have the meanings given to such terms in the Indenture.

BOARD OF DIRECTORS

2.	Board of Directors

The business of the Company shall be managed and conducted by the Board. The number of Directors of the Company shall be four unless increased to five in accordance with Bye-law 19, which number shall also be the maximum number of Directors for the purposes of Section 91(1A) of the Act. Three Directors shall be appointed by Textainer (except when the Class A Shares owned by Textainer are transferred to a Pledgee, in such case three directors shall be appointed by the Pledgee) and one Director shall be appointed by FB Transportation.

3.	Management of the Company

(1) The Board may, in managing the business of the Company, exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.	Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

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5.	Power to appoint manager

The Board may appoint a person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.	Power to authorise specific actions

The Board may, consistent with the limitations set forth in Bye-law 43, from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.	Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.	Power to delegate to a committee

Subject to the limitations set forth in Bye-laws 10 and 43, the Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The meeting and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

9.	Power to appoint and dismiss employees

The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.	Power to borrow and charge property

(1) Other than pursuant to the Indenture, any supplement to the Indenture or any other Related Documents, the Company shall not borrow money, mortgage or charge its undertaking, property and uncalled capital, or any part thereof, or issue debentures, debenture stock and other debt securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

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(2) Except as otherwise provided or permitted by the Indenture, any supplement to the Indenture or any other Related Documents, but subject to the other provisions of these Bye-laws, the Company shall not take action in connection with any of the following matters, unless such matters are approved by the Board and, if required, by the Members, in accordance with the provisions of Bye-Law 43:

(a)	selling, transferring, exchanging or otherwise disposing of any of the assets or Collateral (as defined in the Indenture) of the Company;

(b)	contracting for, creating, incurring or assuming any liens upon or charges over the property or assets of the Company;

(c)	incurring, contracting for, creating or assuming any indebtedness or consenting to the entry of any judgment against the Company;

(d)	amalgamating, consolidating or merging with or into any other entity or transferring to any entity all or any part of the Collateral;

(e)	making any expenditure on capital assets other than pursuant to the Management Agreement or in connection with the acquisition of Containers made pursuant to the Contribution and Sale Agreement;

(f)	knowingly performing any act which would subject any holder of a Note (as defined in the Indenture) to liability for Taxes (as defined in Section 205 of the Supplement).

11.	Exercise of power to purchase shares of or discontinue the Company

The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

12.	Election of Directors

The Board shall consist of the number of Directors required pursuant to Bye-law 2 who shall be appointed as hereinafter provided in the first place at the statutory meeting of the Company. Thereafter any Director appointed by FB Transportation (each, a “FB Transportation Director”) shall be appointed by written notice delivered by FB Transportation to the Company’s registered office, and any Director appointed by Textainer (or the Pledgee if the Class A Shares owned by Textainer are transferred to a Pledgee) (each, a “Textainer Director” or “the Pledgee Director”, as the case may be) shall be appointed by written notice delivered by Textainer or the Pledgee, as the case may be, to the Company’s registered office, all of whom shall hold office until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. Textainer (or the Pledgee, as the case may be) shall at all times be entitled to appoint three (3) Directors, and FB Transportation shall at all times be entitled to appoint one Director.

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13.	Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.	Alternate Directors

(1) At any time FB Transportation and Textainer (or the Pledgee, as the case may be) may appoint a person or persons to act as a Director in the alternative to one or more of the FB Transportation Directors or Textainer Directors (or the Pledgee Directors, as the case may be) (as the case may be) by written notice delivered to the Company’s registered office; provided, that only FB Transportation shall be permitted to appoint an Alternate Director for a FB Transportation Director and only Textainer (or the Pledgee, as the case may be) shall be permitted to appoint an Alternate Director for each Textainer Director (or each Pledgee Director, as the case may be). Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

(2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

(3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15.	Removal of Directors

(1) Only FB Transportation may remove a FB Transportation Director (which removal shall be effected by written notice delivered to the Company’s registered office) and only Textainer (or the Pledgee, as the case may be) may remove a Textainer Director (or the Pledgee Director, as the case may be) (which removal shall be effected by written notice delivered to the Company’s registered office).

(2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law must be filled by the Members at the meeting at which such Director is removed or in the notice effecting such removal (as the case may be) and after giving effect to any such election or appointment, the composition of the Board shall be as set forth in Bye-law 2.

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16.	Vacancies on the Board

(1) Subject to Bye-law 2, the Members shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed; provided that only FB Transportation or a FB Transportation Director may appoint an Alternate Director to a FB Transportation Director and only Textainer (or the Pledgee, as the case may be) or a Textainer Director (or the Pledgee Director, as the case may be) may appoint an Alternate Director to a Textainer Director (or the Pledgee Director, as the case may be).

(2) Notwithstanding any vacancy in the Board, if and so long as the number of Directors is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3) The office of a Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies;

(d)	resigns his or her office by notice in writing to the Company.

17.	Notice of meetings of the Board

(1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

18.	Quorum at meetings of the Board

Other than in accordance with Bye-law 19, the quorum necessary for the transaction of business at a meeting of the Board shall be three Directors consisting of at least one FB Transportation Director and two Textainer Directors (or two Pledgee Directors, as the case may be).

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19.	Meetings of the Board

(1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) Subject to the special limitations set forth in paragraph 4 of this Bye-law 19 and paragraphs 3 and 4 of Bye-law 43, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a simple majority of the votes cast at a meeting at which a quorum is present. In the case of a resolution which does not obtain the requisite number of votes, such resolution shall fail unless otherwise provided for in these Bye-laws.

(4) If a resolution is put to a vote at a meeting of the Board which (A) involves the matters described in clause (3) of Bye-law 43, or (B) would amend or modify the provisions of Bye-law 43(3)(x) (each of the items described in clauses (A) and (B), a “Specified Matter”) then, in either such instance, the number of Directors of the Company shall automatically be increased to five (5), and the quorum for any such vote shall be four (4) Directors, one of which must be an Independent Director. The additional directorship arising as a result of the increase in the number of directors shall be filled by an Independent Director who shall be elected by an affirmative vote of a majority of the other Directors from a pool of candidates (and such pool may consist of only one person) of candidates put forward by AMACAR Investments, LLC. The Independent Director elected pursuant to this Bye-law 19(4) shall be a Director until the vote regarding the Specified Matter and shall cease to be a Director immediately following such vote. An action involving a Specified Matter must also be approved in accordance with the provisions of Bye-law 43(4).

20.	Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, “Director” shall not include an Alternate Director.

21.	Contracts and disclosure of Directors’ interests

(1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

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(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

OFFICERS

23.	Officers of the Company

The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.	Appointment of Officers

(1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

(2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

26.	Duties of Officers

Subject to the limitations set forth in these Bye-laws, the officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

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27.	Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

29.	Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

30.	Indemnification of Directors and Officers of the Company

The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for

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the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. Such indemnification shall be payable by the Company at the times, in the amounts and subject to the conditions set forth in Section 302 of the Indenture.

31.	Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

32.	Notice of annual general meeting

The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least five days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.	Notice of special general meeting

The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days’ notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.	Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.	Meeting called on requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

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36.	Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been property called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37.	Postponement of meetings

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.	Quorum for general meeting

Unless otherwise provided for in these Bye-laws, at any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39.	Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.	Attendance at meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

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41.	Written resolutions

(1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:

(a)	a resolution passed pursuant to Section 89(5) of the Act; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

42.	Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.	Voting at meetings

(1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

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(2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

(3) No action shall be taken by the Company in connection with any of the following matters unless the same shall also first have been approved or authorised by (x) a resolution of the Board for which at least ninety-nine percent (99%) of all Directors (including any Independent Director) have voted in favour, (y) a resolution of the Class A Members and Class B Members representing at least ninety-nine percent (99%) of all Class A Shares and Class B Shares then in issue and (z) a resolution of the Class C Members representing at least ninety-nine percent (99%) of all the Class C Shares then in issue:

(a)	authorization of a Bankruptcy Matter; or

(b)	amending this Bye-law 43(3), Bye-law 43(4), Bye-law 19(4), or Bye-law 86.

(4) No action shall be taken by the Company in connection with any of the Super-Majority Matters or Specified Matters unless such action shall have been first approved or authorised by (x) a resolution of the Board for which at least 80% of all Directors (or such higher percentage as may be required by paragraph (3) of Bye-law 43) have voted in favour and which is otherwise passed in accordance with the provisions of paragraph 4 of Bye-law 19 in connection with any of the Specified Matters, and (y) a resolution of Members for which Members representing at least 80% of all then issued and outstanding Class A Shares and Class B Shares that are entitled to vote have voted in favour of such Super-Majority Matters or Specified matters.

(5) To the fullest extent permitted by law, any Independent Director shall consider only the interests of the Company, and its respective creditors, in acting with respect to any matter under these Bye-laws, including (without limitation) the matters referred to in this Bye-law 43.

44.	Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45.	Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

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46.	Demand for a poll

(1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(e)	Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (2) and (3) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(2) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(3) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

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47.	Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.	Instrument of proxy

The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto, under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

49.	Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

SHARE CAPITAL AND SHARES

50.	Rights of shares

Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into three classes of shares, namely Class A Shares of US$1.00 par value each (the “Class A Shares”), Class B Shares of US$1.00 par value each (the “Class B Shares”) and Class C Shares of US$1.00 par value each (the “Class C Shares”), the holders of which shall, subject to the provisions of these Bye-laws have the respective rights as herein set out:

(a)	Holders of the Class A Shares shall:

(i)	be entitled to one vote per share;

(ii)	subject to the terms of the Members’ Agreement, be entitled to such dividends as the Board may from time to time declare;

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(iii)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to payment in accordance with Section 4.1(c) of the Members’ Agreement; and

(iv)	generally be entitled to enjoy all of the rights attaching to shares.

(b)	Holders of the Class B Shares shall:

(i)	not be entitled to vote except as otherwise required by law or these Bye-laws;

(ii)	subject to the terms of the Members’ Agreement, be entitled to such dividends as the Board may from time to time declare;

(iii)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to payment in accordance with Section 4.1(c) of the Members’ Agreement; and

(iv)	generally be entitled to enjoy all of the rights attaching to shares.

(c)	Holders of the Class C Shares shall:

(i)	not be entitled to vote except as otherwise required by law or these Bye-laws;

(ii)	not be entitled to dividends;

(iii)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the payment of US$1.00 per Class C Share;

(iv)	upon satisfaction in full of all obligations of the Company pursuant to the Indenture, be subject to having such Class C Shares be redeemed at the option of the Company for US$1.00 per Class C Share; and

(v)	generally be entitled to enjoy all of the rights attaching to shares.

51.	Power to issue shares

(1) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the

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Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

(2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

(4) The Company may from time to time do any one or more of the following things:

(a)	make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b)	accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c)	pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)	issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52.	Variation of rights, alteration of share capital and purchase of shares of the Company

(1) Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

(2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of

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the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

53.	Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other Person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares anyone can give an effectual receipt for any dividend paid in respect of such shares.

54.	Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55.	Share certificates

(1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

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(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

56.	Calls on shares

The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

57.	Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

58.	Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

59.	Inspection of Register of Members

The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

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60.	Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a)	determining the Members entitled to receive any dividend; and

(b)	determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

61.	Instrument of Transfer

(1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “C” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

62.	Restriction on Transfer

(1) The Board shall not register the transfer of a share unless such transfer is made in accordance with the provisions of Section 8.7 of the Members Agreement. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

(2) If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

63.	Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

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TRANSMISSION OF SHARES

64.	Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member’s estate or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

65.	Registration on death or bankruptcy

Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “D” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

66.	Declaration of dividends by the Board

(1) The Board may, subject to these Bye-laws and the Members’ Agreement and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares by class held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

(2) If a proposed resolution of the Board to declare and pay a dividend (or distribution pursuant to Bye-law 67) to the Class B Member results in a tied vote, the Textainer Director(s) (or the Pledgee Director(s), as the case may be) shall have a deciding vote.

(3) If, at any time after the Pledgee Directors are appointed, a proposed resolution of the Board to declare and pay a dividend (or distribution pursuant to Bye-law 67) to the Class A Members results in a tied vote, the Pledgee Director(s) shall have a deciding vote.

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67.	Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company, provided such declaration is made in accordance with the provisions of the Members’ Agreement, provided further, for the avoidance of doubt, that such distributions in accordance with the Members’ Agreement need not be pro rata.

68.	Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

69.	Deduction of Amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

CAPITALISATION

70.	Issue of bonus shares

(1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

71.	Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

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Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.	Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73.	Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

74.	Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, a Person having experience in reviewing and/or auditing financial statements of entities shall be appointed by the Members as an independent representative of the Members as Auditor of the accounts of the Company, provided that such appointment shall have been approved in accordance with the provisions of these Bye-laws. Such Auditor may not be a Member, and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

76.	Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

77.	Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

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78.	Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

79.	Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

80.	Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

81.	Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

82.	The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

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83.	Manner in which seal is to be affixed

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any Person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

84.	Winding-up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

85.	Miscellaneous

In order to ensure that the Company operates and maintains its legal status as an independent entity, individual, separate and distinct from its Members, their Affiliates, Directors and Officers, the Company shall, except as otherwise provided or permitted by the Indenture, any supplement to the Indenture or any Related Documents:

(a)	not commingle its assets with those of any other entity except for any commingling that may occur prior to the distribution of funds by the Manager to the Company in accordance with the Management Agreement;

(b)	maintain records and books of account separate from those of any other entity;

(c)	conduct its business solely in its own name so as not to mislead others as to its identity separate and distinct from any other entity except as contemplated by the Management Agreement;

(d)	provide for its expenses and liabilities from its own funds;

(e)	maintain correct and complete books and records of account in a consistent manner from year to year and separate and apart from any other entity;

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(f)	maintain minutes of the meetings and other proceedings of its Members and Board of Directors in accordance with the Act;

(g)	act solely in its own name and, as applicable, through its duly authorised officers, agents or representatives (including the Manager to the extent set forth in the Management Agreement) in the conduct of its business;

(h)	maintain an arm’s length relationship with any other entity;

(i)	not make any loan to or guarantee (or otherwise become contingently liable in respect of) any loan to any Member or Affiliate, or any Director or Officer of the Company; and

(j)	not borrow from any Affiliate of any Member or the Manager (except for any Manager Advances (as defined in the Management Agreement) made in accordance with the Management Agreement) or any Director or Officer of the Company.

ALTERATION OF BYE-LAWS

86.	Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members in accordance with the provisions of Bye-law 43.

87.	Conflict with Members’ Agreement

If, and to the extent these Bye-laws conflict with the Members’ Agreement, the provisions of the Members’ Agreement shall, to the extent permitted by law, prevail.

******

****

**

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SCHEDULE—FORM A (Bye-law 49)

TEXTAINER MARINE CONTAINERS LIMITED

PROXY

I/We                                                                                                        of

the holder(s) of                      share(s) in the above-named company hereby appoint                                                                   or failing him/her                                                                   or failing him/her                                                               as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the      day of             , 20    , and at any adjournment thereof.

Dated this      day of             , 20

*GIVEN under the seal of the Company

*Signed by the above-named

Witness

*Delete as applicable.

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SCHEDULE—FORM B (Bye-law 58)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of (amount of call] made on the      day of             , 20     last, in respect of the (number] share(s) (numbers in figures] standing in your name in the Register of Members of the Company, on the      day of             , 20     last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of              per annum computed from the said      day of             , 20     last, on or before the      day of              20     next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this      day of             , 20

[Signature of Secretary]

By order of the Board

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SCHEDULE—FORM C (Bye-law 62)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED                                                                                                                            [amount]                                                                                                                            [transferor] hereby sell, assign and transfer unto                                                                                                        [transferee] of                                                                                                                             [address]                                                                                                                            [number of shares] shares of                                                               Textainer, Marine Containers Limited.

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

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SCHEDULE—FORM D (Bye-law 66)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY

OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of Textainer Marine Containers Limited in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors, administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this      day of             , 20

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)

Signed by the above-named	)
[transferee]	)
in the presence of:	)

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EXHIBIT B

FORM OF AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED

SERIES 2000-1 SUPPLEMENT

AMENDMENT NUMBER 1

TO SECOND AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT

THIS AMENDMENT NUMBER 1, dated as of November 21, 2007 (this “Amendment”) to the SECOND AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT, dated as of June 8, 2006 (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Series 2000-1 Supplement”), each by and between TEXTAINER MARINE CONTAINERS LIMITED, a company with limited liability organized and existing under the laws of Bermuda (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Series 2000-1 Supplement;

WHEREAS, the parties desire to amend the Series 2000-1 Supplement in order to amend certain provisions contained therein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Series 2000-1 Supplement.

SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Series 2000-1 Supplement shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

SECTION 3. Amendments to the Series 2000-1 Supplement. Pursuant to Section 705 of the Series 2000-1 Supplement, effective on the date hereof, following the execution and delivery hereof, the following provision of the Series 2000-1 Supplement shall be amended as follows:

(a) Section 502(c) of the Series 2000-1 Supplement is hereby amended by inserting the following text at the end of clause (B) thereof:

“, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date”

(b) The lead-in language in Article VI of the Series 2000-1 Supplement is hereby amended by deleting the words “as of the Restatement Effective Date” therein.

(c) Section 612(iii) of the Series 2000-1 Supplement is hereby amended and restated in its entirety as follows:

“(iii) The bye-laws of the Issuer provide that the Issuer shall have four directors (three directors appointed by Textainer Limited, and one director appointed by FB Transportation Capital LLC unless increased to five under certain circumstances described in the bye-laws, including, but not limited to, those discussed below. In the event of a resolution to institute voluntary Insolvency Proceedings on behalf of the Issuer, the bye-laws of the Issuer further provide that the number of directors is automatically increased to five and an independent director from the Director Services Provider is elected by a majority of the directors. Such independent director shall participate solely in the vote on the voluntary Insolvency Proceedings and shall cease to be a director immediately following such vote. No action can be taken to institute voluntary Insolvency Proceedings on behalf of the Issuer unless such action shall have been approved or authorized by (x) a resolution of the board of directors of the Issuer for which at least ninety-nine percent (99%) of all directors (including the independent director) of the Issuer have voted in favor and (y) a resolution of the members of the Issuer representing at least ninety-nine percent (99%) of all Class A Shares (as defined in the Issuer’s bye-laws) and Class B Shares (as defined in the Issuer’s bye-laws) of the Issuer and (z) a resolution of the members of the Issuer representing at least ninety-nine percent (99%) of all Class C Shares (as defined in the Issuer’s bye-laws) of the Issuer then issued and outstanding.”

SECTION 4. Representations, Warranties and Covenants. The Issuer hereby confirms that (i) the requirements set forth in Section 705 of the Series 2000-1 Supplement have been satisfied with respect to the amendment set forth herein, and (ii) each of the representations, warranties and covenants set forth in Articles IV and VI of the Series 2000-1 Supplement are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations, warranties and covenants expressly relate to earlier dates.

SECTION 5. Effectiveness.

(a) This Amendment shall become effective as of the opening of business on November 21, 2007. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Series 2000-1 Supplement, as amended, shall remain in full force and effect.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) After the execution and delivery hereof by the parties hereto, (i) this Amendment shall be a part of the Series 2000-1 Supplement, and (ii) each reference in the Series 2000-1 Supplement to “this Supplement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Series 2000-1 Supplement shall mean and be a reference to the Series 2000-1 Supplement as amended or modified hereby.

SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement. A facsimile counterpart shall be effective as an original.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED, THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Consent to Jurisdiction. The parties hereto hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 9. No Novation. Notwithstanding that the Series 2000-1 Supplement is hereby amended by this Amendment as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing Indebtedness of the Issuer under the original Series 2000-1 Supplement or the security interest in the Collateral created thereby. All Series 2000-1 Notes that have been issued on or prior to the effective date of this Amendment shall remain in full force and effect and the Issuer hereby ratifies the Indebtedness evidenced thereby.

SECTION 10. Entire Agreement. This Amendment (together with the other Series 2000-1 Related Documents) constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED

By:	/s/ Philip Brewer
Name:	Philip Brewer
Title:	President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page

The undersigned, as Indenture Trustee, hereby consents to the foregoing Amendment Number One to the Second Amended and Restated Series 2000-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Assistant Vice President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page

The undersigned, as Requisite Global Majority, hereby consents to the foregoing Amendment Number One to the Second Amended and Restated Series 2000-1 Supplement.

AMBAC ASSURANCE CORPORATION, as Requisite Global Majority

By:	/s/ Bracken Gardner
Name:	Bracken Gardner
Title:	Vice President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page

EXHIBIT C

FORM OF AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

CONTRIBUTION AND SALE AGREEMENT

[EXECUTION VERSION]

AMENDMENT NUMBER TWO TO SECOND AMENDED AND RESTATED

CONTRIBUTION AND SALE AGREEMENT

THIS AMENDMENT NUMBER TWO TO SECOND AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT, dated as of November 21, 2007 (this “Amendment”), among TEXTAINER LIMITED, a company organized and existing under the laws of Bermuda (“TL”), FORTIS BANK (NEDERLAND) N.V. (“Fortis”; each of TL and Fortis, a “Seller” and collectively, the “Sellers”) and TEXTAINER MARINE CONTAINERS LIMITED, a company organized and existing under the laws of Bermuda (the “Issuer”), and consented to by WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee (the “Indenture Trustee”) under the Indenture (as defined below), and AMBAC ASSURANCE CORPORATION (the “Requisite Global Majority”), is to the Second Amended and Restated Contribution and Sale Agreement, dated as of June 8, 2006 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, including by Amendment No. 1 thereto, dated as of July 31, 2006, the “Contribution and Sale Agreement”), among the Sellers and the Issuer and consented to by the Indenture Trustee.

W I T N E S S E T H:

WHEREAS, the parties have previously entered into the Contribution and Sale Agreement; and

WHEREAS, the parties hereto desire to further amend the Contribution and Sale Agreement in certain respects as provided herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Terms used but not defined in this Amendment shall have the meanings assigned thereto in the Contribution and Sale Agreement or, if not defined therein, in that certain Second Amended and Restated Indenture (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), dated as of May 26, 2005, by and between the Issuer and the Indenture Trustee.

Section 2. Amendments to the Contribution and Sale Agreement. Effective as of the execution and delivery of this Amendment, the following provisions of the Contribution and Sale Agreement are amended as follows:

(a) Section 3.01(z) of the Contribution and Sale Agreement is amended and restated in its entirety to read as follows:

“All Representations and Warranties True. All representations and warranties made by such Seller in any certificate or other document delivered at the closing of the transactions contemplated by the Transaction Documents, including all representations and warranties made to Morrison & Foerster LLP in support of its opinions issued and delivered in connection with the issuance of the Notes and each of the factual assumptions contained in such opinions (to the extent compliance with such assumptions is in the control of the Seller), are true and correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date; provided, however, that each of the representations, warranties and factual assumptions made to Morrison & Foerster LLP in support of its opinions issued and delivered in connection with the issuance of the Notes, to the extent that such representations, warranties and assumptions relate to (i) the ownership of the Class A shares of the Issuer or (ii) the duration of time during which Manager may own containers that are on lease as part of the Textainer container fleet, are made only as of the date of such opinion and the factual assumptions contained in such opinions (to the extent that such assumptions relate to such ownership or duration and compliance with such assumptions is in the control of the Seller) are deemed true and correct only as of the date of such opinions;”

Section 3. Representations and Warranties.

(a) The Issuer hereby represents and warrants that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(ii) It has the power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(iii) The execution, delivery and performance of this Amendment do not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein;

(iv) This Amendment, when duly executed and delivered by the parties hereto, shall be a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with the terms set forth herein;

(v) No Early Amortization Event, Event of Default or Manager Default or event which, with notice or lapse of time or both, would constitute an Early Amortization Event, Event of Default or Manager Default, has occurred and is continuing, and no Early Amortization Event, Event of Default or Manager Default shall occur as a result of the execution, delivery and performance of this Amendment; and

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(vi) Each of the conditions precedent necessary to amend the Contribution and Sale Agreement as set forth herein have been, or contemporaneously with the execution of this Amendment will be, satisfied.

(b) Each of the Sellers hereby represents and warrants as to itself that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(ii) It has the power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(iii) The execution, delivery and performance of this Amendment do not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein; and

(iv) This Amendment, when duly executed and delivered by the parties hereto, shall be a legal, valid and binding obligation of such Seller, enforceable against it in accordance with the terms set forth herein.

Section 4. Scope and Effectiveness of Amendment.

(a) This Amendment shall be effective upon execution and delivery hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Contribution and Sale Agreement and each reference in the Contribution and Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Contribution and Sale Agreement as amended or modified hereby.

(c) Except as expressly amended by the terms of this Amendment, all terms and conditions of the Contribution and Sale Agreement, as amended, shall remain in full force and effect and are hereby ratified in all respects.

(d) Each party hereto agrees and acknowledges that this Amendment constitutes a “Related Document” under the Indenture and the Insurance Agreement.

Section 5. Entire Agreement. This Amendment represents the entire agreement between the parties with respect to the subject matter hereof.

Section 6. Execution in Counterparts. This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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Section 7. Governing Law. This Amendment shall be construed in accordance with and governed by the substantive laws of Bermuda (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

[Signature pages on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

THE ISSUER:	TEXTAINER MARINE CONTAINERS LIMITED

	By	/s/ Philip K. Brewer
Philip K. Brewer
Executive Vice President

THE SELLERS:	TEXTAINER LIMITED

	By	/s/ Philip K. Brewer
Philip K. Brewer
Executive Vice President

FORTIS BANK (NEDERLAND) N.V.

	By	[Signature illegible]
	Name:	[Illegible ]
	Title:	Director

	By	/s/ M.P. Nijs
	Name:	M.P. Nijs
Title:

The undersigned, as Requisite Global Majority, hereby consents to the foregoing Amendment Number Two to the Second Amended and Restated Contribution and Sale Agreement.

AMBAC ASSURANCE CORPORATION, as Requisite Global Majority

By:	/s/ Bracken Gardner
Name:	Bracken Gardner
Title:	Vice President

The undersigned, as Indenture Trustee, hereby consents to the foregoing Amendment Number Two to the Second Amended and Restated Contribution and Sale Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Assistant Vice President

EXHIBIT E

SHARE TRANSFER FORM

E-1

TRANSFER OF SHARES

FOR VALUE RECEIVED FB Transportation Capital LLC, a Delaware limited liability company, hereby sells, assigns and transfers unto Textainer Limited, a company with limited liability organized under the laws of Bermuda, 3,000 Class A Shares of Textainer Marine Containers Limited, a company with limited liability organized under the laws of Bermuda.

Dated November 21, 2007
FB TRANSPORTATION CAPITAL LLC

	By:	/s/ Adam DiMartino
	Name:	Adam DiMartino
	Title:	Authorized Signatory

	By:	[Signature illegible]
Name:
	Title:	CEO

TEXTAINER LIMITED

	By:	/s/ Philip K. Brewer
Philip K. Brewer, Executive Vice President

EXHIBIT F

SECOND AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT

[TO BE PROVIDED]

F-1

EXHIBIT G

AMENDMENT NUMBER 2 TO CONTRIBUTION AND SALE AGREEMENT

G-1

[EXECUTION VERSION]

AMENDMENT NUMBER TWO TO SECOND AMENDED AND RESTATED

CONTRIBUTION AND SALE AGREEMENT

THIS AMENDMENT NUMBER TWO TO SECOND AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT, dated as of November 21, 2007 (this “Amendment”), among TEXTAINER LIMITED, a company organized and existing under the laws of Bermuda (“TL”), FORTIS BANK (NEDERLAND) N.V. (“Fortis”; each of TL and Fortis, a “Seller” and collectively, the “Sellers”) and TEXTAINER MARINE CONTAINERS LIMITED, a company organized and existing under the laws of Bermuda (the “Issuer”), and consented to by WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee (the “Indenture Trustee”) under the Indenture (as defined below), and AMBAC ASSURANCE CORPORATION (the “Requisite Global Majority”), is to the Second Amended and Restated Contribution and Sale Agreement, dated as of June 8, 2006 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, including by Amendment No. 1 thereto, dated as of July 31, 2006, the “Contribution and Sale Agreement”), among the Sellers and the Issuer and consented to by the Indenture Trustee.

W I T N E S S E T H:

WHEREAS, the parties have previously entered into the Contribution and Sale Agreement; and

WHEREAS, the parties hereto desire to further amend the Contribution and Sale Agreement in certain respects as provided herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Terms used but not defined in this Amendment shall have the meanings assigned thereto in the Contribution and Sale Agreement or, if not defined therein, in that certain Second Amended and Restated Indenture (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), dated as of May 26, 2005, by and between the Issuer and the Indenture Trustee.

Section 2. Amendments to the Contribution and Sale Agreement. Effective as of the execution and delivery of this Amendment, the following provisions of the Contribution and Sale Agreement are amended as follows:

(a) Section 3.01(z) of the Contribution and Sale Agreement is amended and restated in its entirety to read as follows:

“All Representations and Warranties True. All representations and warranties made by such Seller in any certificate or other document delivered at the closing of the transactions contemplated by the Transaction Documents, including all representations and warranties made to Morrison & Foerster LLP in support of its opinions issued and delivered in connection with the issuance of the Notes and each of the factual assumptions contained in such opinions (to the extent compliance with such assumptions is in the control of the Seller), are true and correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date; provided, however, that each of the representations, warranties and factual assumptions made to Morrison & Foerster LLP in support of its opinions issued and delivered in connection with the issuance of the Notes, to the extent that such representations, warranties and assumptions relate to (i) the ownership of the Class A shares of the Issuer or (ii) the duration of time during which Manager may own containers that are on lease as part of the Textainer container fleet, are made only as of the date of such opinion and the factual assumptions contained in such opinions (to the extent that such assumptions relate to such ownership or duration and compliance with such assumptions is in the control of the Seller) are deemed true and correct only as of the date of such opinions;”

Section 3. Representations and Warranties.

(a) The Issuer hereby represents and warrants that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(ii) It has the power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(iii) The execution, delivery and performance of this Amendment do not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein;

(iv) This Amendment, when duly executed and delivered by the parties hereto, shall be a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with the terms set forth herein;

(v) No Early Amortization Event, Event of Default or Manager Default or event which, with notice or lapse of time or both, would constitute an Early Amortization Event, Event of Default or Manager Default, has occurred and is continuing, and no Early Amortization Event, Event of Default or Manager Default shall occur as a result of the execution, delivery and performance of this Amendment; and

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(vi) Each of the conditions precedent necessary to amend the Contribution and Sale Agreement as set forth herein have been, or contemporaneously with the execution of this Amendment will be, satisfied.

(b) Each of the Sellers hereby represents and warrants as to itself that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(ii) It has the power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(iii) The execution, delivery and performance of this Amendment do not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein; and

(iv) This Amendment, when duly executed and delivered by the parties hereto, shall be a legal, valid and binding obligation of such Seller, enforceable against it in accordance with the terms set forth herein.

Section 4. Scope and Effectiveness of Amendment.

(a) This Amendment shall be effective upon execution and delivery hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Contribution and Sale Agreement and each reference in the Contribution and Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Contribution and Sale Agreement as amended or modified hereby.

(c) Except as expressly amended by the terms of this Amendment, all terms and conditions of the Contribution and Sale Agreement, as amended, shall remain in full force and effect and are hereby ratified in all respects.

(d) Each party hereto agrees and acknowledges that this Amendment constitutes a “Related Document” under the Indenture and the Insurance Agreement.

Section 5. Entire Agreement. This Amendment represents the entire agreement between the parties with respect to the subject matter hereof.

Section 6. Execution in Counterparts. This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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Section 7. Governing Law. This Amendment shall be construed in accordance with and governed by the substantive laws of Bermuda (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

[Signature pages on following pages]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

THE ISSUER:	TEXTAINER MARINE CONTAINERS LIMITED

	By	/s/ Philip K. Brewer
Philip K. Brewer
Executive Vice President

THE SELLERS:	TEXTAINER LIMITED

	By	/s/ Philip K. Brewer
Philip K. Brewer
Executive Vice President

FORTIS BANK (NEDERLAND) N.V.

	By	[Signature illegible]
	Name:	[Illegible]
	Title:	Director

	By	/s/ M.P. Nijs
	Name:	M.P. Nijs
Title:

The undersigned, as Requisite Global Majority, hereby consents to the foregoing Amendment Number Two to the Second Amended and Restated Contribution and Sale Agreement.

AMBAC ASSURANCE CORPORATION, as Requisite Global Majority

By:	/s/ Bracken Gardner
Name:	Bracken Gardner
Title:	Vice President

The undersigned, as Indenture Trustee, hereby consents to the foregoing Amendment Number Two to the Second Amended and Restated Contribution and Sale Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Assistant Vice President

EXHIBIT H

AMBAC CONSENT

H-1

Execution Copy

CONSENT TO TMCL TRANSACTION DOCUMENTS

THIS CONSENT, dated as of November 21, 2007, of AMBAC ASSURANCE CORPORATION (this “Consent”), is with respect to (i) that Second Amended and Restated Indenture, dated as of May 26, 2005 (as such agreement has been and may hereafter be amended, modified or supplemented from time to time, the “Indenture”), between Textainer Marine Containers Limited, a Bermuda company (“TMCL”), and Wells Fargo Bank, National Association, a national banking association, as the Indenture Trustee (the “Indenture Trustee”); and (ii) that certain Second Amended and Restated Insurance and Indemnity Agreement, dated as of June 8, 2006 (as such agreement has been and may hereafter be amended, modified or supplemented from time to time, the “I&I Agreement”), among Ambac Assurance Corporation, as insurer (the “Insurer”), TMCL, Textainer Equipment Management Limited, as manager (“TEML”), and the Indenture Trustee. Capitalized terms in this Consent which are not defined in this Consent but which are defined in the Indenture shall have the meanings given to such terms in the Indenture.

WHEREAS, TMCL has advised the Insurer that, in accordance with the terms and conditions of that certain Share Purchase Agreement dated November 21, 2007 (the “Share Purchase Agreement”) among FB Transportation Capital LLC, a limited liability company organized under the laws of the State of Delaware (the “Seller”), and Textainer Limited, a company with limited liability organized under the laws of Bermuda (the “Purchaser”), the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, three thousand (3,000) (the “Purchased Shares”) of the six thousand (6,000) issued and outstanding Class A Shares of TMCL owned by the Seller;

WHEREAS, in order to consummate the sale of the Purchased Shares, TMCL desires (i) to amend and restate the Members Agreement dated as of November 29, 2001, pursuant to that certain Amended and Restated Members Agreement dated as of November 21, 2007, among TMCL, the Seller and the Purchaser (the “Amended and Restated Members Agreement”); (ii) to amend and restate its Bye-laws, pursuant to that certain Amended Bye-laws adopted November 21, 2007 (the “Amended Bye-laws”), in the form attached as Exhibit A hereto; (iii) to amend the Second Amended and Restated Series 2000-1 Supplement dated as of June 8, 2006, pursuant to that certain Amendment No. 1 to Second Amended and Restated Series 2000-1 Supplement dated as of November 21, 2007, between TMCL and the Indenture Trustee (the “Series Supplement Amendment”), in the form attached as Exhibit B hereto and (iv) to amend the Second Amended and Restated Contribution and Sale Agreement dated as of June 8, 2006, pursuant to that certain Amendment No. 2 to Second Amended and Restated Contribution and Sale Agreement dated as of November 21, 2007, among the Purchaser, Fortis Bank (Nederland) N.V. and TMCL (the “Contribution and Sale Amendment”), in the form attached as Exhibit C hereto (the Share Purchase Agreement, the Amended and Restated Members Agreement, the Amended Bye-laws, the Series Supplement Amendment and the Contribution and Sale Amendment are hereinafter collectively referred to as the “TMCL Transaction Documents”; the amendments and transactions described in the preceding part of this paragraph are hereinafter collectively referred to as the “TMCL Transactions”); and

WHEREAS, TMCL has advised the Insurer that the consent of the Insurer is required in order to permit consummation of certain of the TMCL Transactions.

NOW, THEREFORE, the parties hereto agree as follows:

1. Representations and Warranties. In connection with the TMCL Transactions, and in order to induce the Insurer to enter into this Consent, each of TMCL, TEML and the Purchaser hereby represents, warrants, confirms and agrees as follows:

(a) Each of the representations and warranties set forth in the Related Documents are true and correct in all material respects as if made on and as of the date hereof and will be true and correct after giving effect to the TMCL Transactions as if restated at and as of the date thereof, except to the extent that any of such representations, warranties and covenants expressly relate to earlier dates, and no Conversion Event, Early Amortization Event, Event of Default or Manager Default nor any event, that with the passage of time or the giving of notice or both, would constitute a Conversion Event, Early Amortization Event, Event of Default or Manager Default has occurred or, after giving effect to the TMCL Transactions, will have occurred;

(b) The Seller is a wholly owned subsidiary of Fortis Bank S.A./N.V., and, immediately after giving effect to the TMCL Transactions, the Seller (i) shall own twenty-five percent (25%) of the issued and outstanding Class A Shares (as defined in TMCL’s bye-laws) of TMCL, and (ii) shall have an aggregate Investment in TMCL in an amount that is greater than or equal to the product of (x) three percent (3%) and (y) the then Aggregate Net Book Value;

(c) It has provided the Insurer with true and complete copies of the TMCL Transaction Documents;

(d) The Rating Agency Condition has been satisfied with respect to the Series Supplement Amendment, the Amended Bye-laws and the Contribution and Sale Amendment;

(e) The consummation of the TMCL Transactions to which it is a party will not subject TMCL to any tax, fee or government charge of any Governmental Authority;

(f) (A) It is duly authorized to execute and deliver this Consent by all requisite corporate and, if required, equityholder action; (B) the execution, delivery and performance by it of this Consent shall not violate (1) any provision of law, statute, rule or regulation, or certificate or organizational documents or other of its constitutive documents, (2) any order or Governmental Authority or (3) any provision of any material indenture, agreement or other instrument to which it or any of its affiliates is a party or by which any of them or any of their property is or may be bound and (C) this Consent constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity); and

(g) The requirements set forth in Section 705 (a) of the Second Amended and Restated Series 2000-1 Supplement and Section 7.01 of the Second Amended and Restated Contribution and Sale Agreement have been, or contemporaneously with the execution of this Consent will be, satisfied with respect to this Consent.

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2. Consent. In express reliance on the representations, warranties, confirmations and agreements set forth herein, the Insurer hereby consents to the Series Supplement Amendment, the Amended Bye-laws and the Contribution and Sale Amendment. This Consent shall be limited precisely as written and shall not be deemed (i) to be an amendment, waiver or modification of, or a consent granted pursuant to, any other term or condition of any Related Document or any of the instruments or agreements referred to in such documents or a waiver of any Conversion Event, Early Amortization Event, Event of Default or Manager Default, whether or not known to the Insurer, or (ii) to prejudice any other right or rights that Insurer may now or in the future have under or in connection with any Related Document or any instruments or agreements referred to therein.

This Consent shall constitute a Related Document within the definition thereof in the Indenture.

THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

This Consent may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document. Execution and delivery of this Consent by facsimile transmission shall be effective as an original.

This Consent constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, whether written or oral with respect to the subject matter hereof, and cannot be amended without the written agreement of each party hereto.

[Remainder of page intentionally left blank; signatures to follow]

3

IN WITNESS WHEREOF, the parties have caused this Consent to be duly executed by their respective authorized officers, as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED, as Issuer

By:	/s/ Philip Brewer
Name:	Philip Brewer
Title:	President

TEXTAINER LIMITED, as Purchaser

By:	/s/ Philip Brewer
Name:	Philip Brewer
Title:	Executive VP

TEXTAINER EQUIPMENT MANAGEMENT LIMITED, as Manager

By:	/s/ Philip Brewer
Name:	Philip Brewer
Title:	Executive VP

Acknowledged and Agreed:

AMBAC ASSURANCE CORPORATION

By:	/s/ Bracken Gardner
Name:	Bracken Gardner
Title:	Vice President

AMBAC CONSENT

SIGNATURE PAGE

EXHIBIT A

FORM OF AMENDED BYE-LAWS OF TMCL

AMENDED BYE - LAWS

of

TEXTAINER MARINE CONTAINERS LIMITED

Non-Standard Exempted Company Bye-laws.

TABLE OF CONTENTS

Bye-Law

i

43.	Voting at meetings	16
44.	Voting on show of hands	17
45.	Decision of chairman	17
46.	Demand for a poll	18
47.	Seniority of joint holders voting	19
48.	Instrument of proxy	19
49.	Representation of corporations at meetings	19
50.	Rights of shares	19
51.	Power to issue shares	20
52.	Variation of rights, alteration of share capital and purchase of shares of the Company	21
53.	Registered holder of shares	22
54.	Death of a joint holder	22
55.	Share certificates	22
56.	Calls on shares	23
57.	Forfeiture of shares	23
58.	Contents of Register of Members	23
59.	Inspection of Register of Members	23
60.	Determination of record dates	24
61.	Instrument of Transfer	24
62.	Restriction on Transfer	24
63.	Transfers by joint holders	24
64.	Representative of deceased Member	25
65.	Registration on death or bankruptcy	25
66.	Declaration of dividends by the Board	25
67.	Other distributions	26
68.	Reserve fund	26
69.	Deduction of Amounts due to the Company	26
70.	Issue of bonus shares	26
71.	Records of account	26
72.	Financial year end	27
73.	Financial statements	27
74.	Appointment of Auditor	27
75.	Remuneration of Auditor	27
76.	Vacation of office of Auditor	27
77.	Access to books of the Company	27
78.	Report of the Auditor	28
79.	Notices to Members of the Company	28
80.	Notices to joint Members	28
81.	Service and delivery of notice	28
82.	The seal	28
83.	Manner in which seal is to be affixed	29
84.	Winding-up/distribution by liquidator	29
85.	Miscellaneous	29
86.	Alteration of Bye-laws	30
87.	Conflict with Members’ Agreement	30

ii

Schedule—Form A (Bye-law 49)
Schedule—Form B (Bye-law 58)
Schedule—Form C (Bye-law 62)
Schedule—Form D (Bye-law 66)

iii

INTERPRETATION

1.	Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a)	“Act” means the Companies Act 1981 as amended from time to time;

(b)	“Affiliate” means with respect to a specified person, any of the following: (i) any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person; (ii) any other person that is an executive officer of, partner in, or serves in a similar capacity to, the specified person or of which the specified person is an executive officer or partner or with respect to which the specified person serves in a similar capacity; or (iii) any other person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of such other entity. For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

(c)	“Alternate Director” means an alternate Director appointed in accordance with these Bye-laws;

(d)	“Auditor” includes any Person having experience in reviewing and/or auditing the financial statements of entities and that has been appointed in accordance with these Bye-laws to audit the accounts of the Company;

(e)	“Bankruptcy Matters” means the commencement of a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, winding-up, dissolution or other similar law now or hereafter in effect, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for the Company or any substantial part of its property, or to make any general assignment for the benefit of creditors, or to admit in writing its inability to pay its debts generally as they become due;

(f)	“Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(g)	“Class A Member” means a Member with respect to Class A Shares held by such Member;

(h)	“Class A Shares” shall have the meaning set forth in Bye-law 50;

(i)	“Class B Member” means a Member with respect to Class B Shares held by such Member;

(j)	“Class B Shares” shall have the meaning set forth in Bye-law 50;

(k)	“Class C Member” means a Member with respect to Class C Shares held by such Member;

(l)	“Class C Shares” shall have the meaning set forth in Bye-law 50;

(m)	“Company” means Textainer Marine Containers Limited, an exempted company organized in Bermuda with limited liability;

(n)	“Container” means any dry cargo, refrigerated, open top, flat rack, domestic storage, tank, high cube or other type of marine or intermodal container;

(o)	“Contribution and Sale Agreement” means the Second Amended and Restated Contribution and Sale Agreement, dated as of June 8, 2006, among the Company, Textainer Limited and Fortis Bank (Nederland) N.V., as such agreement may be amended, modified or supplemented from time to time in accordance with its terms;

(p)	“Director” means a director of the Company and shall include an Alternate Director;

(q)	“FB Transportation” means FB Transportation Capital LLC, a limited liability company organized and existing under the laws of the State of Delaware, and any of its Affiliates that are assignees of the Class A Shares;

(r)	“Indenture” means the Second Amended and Restated Indenture, dated as of May 26, 2005, between the Company, as issuer, and Wells Fargo Bank, National Association, as indenture trustee, as such indenture may be amended, modified or supplemented from time to time in accordance with its terms;

(s)	“Indenture Trustee” means the person fulfilling the role of the Indenture Trustee under the Indenture, which as of the date hereof initially shall be Wells Fargo Bank, National Association;

(t)	“Independent Director” means a director (i) who is not a current or former director, officer, partner, member, shareholder, employee, creditor or customer of the Company or of any Affiliate of the Company (including Textainer, FB Transportation, Fortis Capital Corp. or any of their respective Affiliates) and is not a spouse, parent, brother, sister, child, aunt, uncle or cousin of any such person, and (ii) who has not received, and was not a director, officer, partner, member, shareholder or employee of any person that has received any fees or other income other than fees for serving as such Independent Director from any affiliate of the Company in any year within the five (5) years immediately preceding, or any year during, such director’s incumbency as an Independent Director. However, an Independent Director may serve, or may have served previously, with compensation therefor in such a capacity for any other special purpose entity formed by any Affiliate of the Company;

(u)	“Management Agreement” means the Second Amended and Restated Management Agreement, dated as of May 26, 2005, between Textainer Equipment Management Limited, the Company and the Indenture Trustee, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms;

(v)	“Manager Default” shall have the meaning set forth in Clause 11.1 of the Management Agreement;

(w)	“Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(x)	“Members’ Agreement” means the Amended and Restated Members’ Agreement dated as of November __, 2007 among the Company, FB Transportation and Textainer, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms;

(y)	“Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(z)	“Officer” means any person appointed by the Board to hold an office in the Company;

(aa)	“Person” means an individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust or other entity or (a) any national, state or other sovereign government, and any federal, regional, state, provincial, local, city government or other political subdivision, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other nongovernmental authority to whose jurisdiction that Person has consented;

(bb)	“Pledge Agreement” means any pledge agreement with respect to a pledge by a Member of its Shares of the Company;

(cc)	“Pledgee” means any person entitled to a security interest or charge in Shares of the Company (which pledge has been approved in accordance with the terms of these bye-laws) pursuant to a Pledge Agreement;

(dd)	“Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(ee)	“Register of Members” means the Register of Members referred to in these Bye-laws;

(ff)	“Related Documents” shall have the meaning set forth in Section 101 of the Indenture;

(gg)	“Requisite Global Majority” shall have the meaning set forth in Section 101 of the Indenture;

(hh)	“Resident Representative” means any Person appointed to act as resident representative and includes any deputy or assistant resident representative;

(ii)	“Secretary” means the Person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

(jj)	“Specified Matter” has the meaning set forth in numbered clause (4) of Bye-law 19;

(kk)	“Super-Majority Matters” means an action by or in connection with the Company in relation to any of the following:

(i)	To approve a dissolution of the Company or a sale of the Company whether by merger, consolidation, amalgamation, sale of all or substantially all of its assets or sale of all of the issued and outstanding shares of the Company;

(ii)	To approve the issuance to any Person of any additional Class A Shares, Class B Shares or securities convertible into Class A Shares and/or Class B Shares ;

(iii)	To approve the transfer of Class A Shares and/or Class B Shares to a Person other than FB Transportation or Textainer (or the Pledgee pursuant to a Pledge Agreement), except that FB Transportation and Textainer may transfer their respective shares to an Affiliate or another Class A or Class B Member in accordance with Bye-law 62, subject to compliance with applicable law;

(iv)	To discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act;

(v)	To waive any Manager Default otherwise than in accordance with the provisions of Section 11.2 of the Management Agreement;

(vi)	To appoint a Replacement Manager otherwise than in accordance with the provisions of Section 11.2 of the Management Agreement;

(vii)	To change the Auditor of the Company; and

(viii)	To amend or modify either or both of the Memorandum of Association and the Bye-laws of the Company in a manner that affects the rights, duties or obligations accruing to, as exercisable by, the Class A Shares or the Class A Members;

(ll)	“Textainer” means Textainer Limited, an exempted company organized in Bermuda with limited liability.

(2) “In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine gender or neuter;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the word:

(i)	“may” shall be construed as permissive;

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5) Capitalized terms used but not defined herein have the meanings given to such terms in the Indenture.

BOARD OF DIRECTORS

2.	Board of Directors

The business of the Company shall be managed and conducted by the Board. The number of Directors of the Company shall be four unless increased to five in accordance with Bye-law 19, which number shall also be the maximum number of Directors for the purposes of Section 91(1A) of the Act. Three Directors shall be appointed by Textainer (except when the Class A Shares owned by Textainer are transferred to a Pledgee, in such case three directors shall be appointed by the Pledgee) and one Director shall be appointed by FB Transportation.

3.	Management of the Company

(1) The Board may, in managing the business of the Company, exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.	Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.	Power to appoint manager

The Board may appoint a person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.	Power to authorise specific actions

The Board may, consistent with the limitations set forth in Bye-law 43, from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.	Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.	Power to delegate to a committee

Subject to the limitations set forth in Bye-laws 10 and 43, the Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The meeting and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

9.	Power to appoint and dismiss employees

The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.	Power to borrow and charge property

(1) Other than pursuant to the Indenture, any supplement to the Indenture or any other Related Documents, the Company shall not borrow money, mortgage or charge its undertaking, property and uncalled capital, or any part thereof, or issue debentures, debenture stock and other debt securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

(2) Except as otherwise provided or permitted by the Indenture, any supplement to the Indenture or any other Related Documents, but subject to the other provisions of these Bye-laws, the Company shall not take action in connection with any of the following matters, unless such matters are approved by the Board and, if required, by the Members, in accordance with the provisions of Bye-Law 43:

(a)	selling, transferring, exchanging or otherwise disposing of any of the assets or Collateral (as defined in the Indenture) of the Company;

(b)	contracting for, creating, incurring or assuming any liens upon or charges over the property or assets of the Company;

(c)	incurring, contracting for, creating or assuming any indebtedness or consenting to the entry of any judgment against the Company;

(d)	amalgamating, consolidating or merging with or into any other entity or transferring to any entity all or any part of the Collateral;

(e)	making any expenditure on capital assets other than pursuant to the Management Agreement or in connection with the acquisition of Containers made pursuant to the Contribution and Sale Agreement;

(f)	knowingly performing any act which would subject any holder of a Note (as defined in the Indenture) to liability for Taxes (as defined in Section 205 of the Supplement).

11.	Exercise of power to purchase shares of or discontinue the Company

The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

12.	Election of Directors

The Board shall consist of the number of Directors required pursuant to Bye-law 2 who shall be appointed as hereinafter provided in the first place at the statutory meeting of the Company. Thereafter any Director appointed by FB Transportation (each, a “FB Transportation Director”) shall be appointed by written notice delivered by FB Transportation to the Company’s registered office, and any Director appointed by Textainer (or the Pledgee if the Class A Shares owned by Textainer are transferred to a Pledgee) (each, a “Textainer Director” or “the Pledgee Director”, as the case may be) shall be appointed by written notice delivered by Textainer or the Pledgee, as the case may be, to the Company’s registered office, all of whom shall hold office until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. Textainer (or the Pledgee, as the case may be) shall at all times be entitled to appoint three (3) Directors, and FB Transportation shall at all times be entitled to appoint one Director.

13.	Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.	Alternate Directors

(1) At any time FB Transportation and Textainer (or the Pledgee, as the case may be) may appoint a person or persons to act as a Director in the alternative to one or more of the FB Transportation Directors or Textainer Directors (or the Pledgee Directors, as the case may be) (as the case may be) by written notice delivered to the Company’s registered office; provided, that only FB Transportation shall be permitted to appoint an Alternate Director for a FB Transportation Director and only Textainer (or the Pledgee, as the case may be) shall be permitted to appoint an Alternate Director for each Textainer Director (or each Pledgee Director, as the case may be). Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

(2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

(3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15.	Removal of Directors

(1) Only FB Transportation may remove a FB Transportation Director (which removal shall be effected by written notice delivered to the Company’s registered office) and only Textainer (or the Pledgee, as the case may be) may remove a Textainer Director (or the Pledgee Director, as the case may be) (which removal shall be effected by written notice delivered to the Company’s registered office).

(2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law must be filled by the Members at the meeting at which such Director is removed or in the notice effecting such removal (as the case may be) and after giving effect to any such election or appointment, the composition of the Board shall be as set forth in Bye-law 2.

16.	Vacancies on the Board

(1) Subject to Bye-law 2, the Members shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed; provided that only FB Transportation or a FB Transportation Director may appoint an Alternate Director to a FB Transportation Director and only Textainer (or the Pledgee, as the case may be) or a Textainer Director (or the Pledgee Director, as the case may be) may appoint an Alternate Director to a Textainer Director (or the Pledgee Director, as the case may be).

(2) Notwithstanding any vacancy in the Board, if and so long as the number of Directors is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3) The office of a Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies;

(d)	resigns his or her office by notice in writing to the Company.

17.	Notice of meetings of the Board

(1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

18.	Quorum at meetings of the Board

Other than in accordance with Bye-law 19, the quorum necessary for the transaction of business at a meeting of the Board shall be three Directors consisting of at least one FB Transportation Director and two Textainer Directors (or two Pledgee Directors, as the case may be).

19.	Meetings of the Board

(1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) Subject to the special limitations set forth in paragraph 4 of this Bye-law 19 and paragraphs 3 and 4 of Bye-law 43, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a simple majority of the votes cast at a meeting at which a quorum is present. In the case of a resolution which does not obtain the requisite number of votes, such resolution shall fail unless otherwise provided for in these Bye-laws.

(4) If a resolution is put to a vote at a meeting of the Board which (A) involves the matters described in clause (3) of Bye-law 43 , or (B) would amend or modify the provisions of Bye-law 43(3)(x) (each of the items described in clauses (A) and (B), a “Specified Matter”) then, in either such instance, the number of Directors of the Company shall automatically be increased to five (5), and the quorum for any such vote shall be four (4) Directors, one of which must be an Independent Director. The additional directorship arising as a result of the increase in the number of directors shall be filled by an Independent Director who shall be elected by an affirmative vote of a majority of the other Directors from a pool of candidates (and such pool may consist of only one person) of candidates put forward by AMACAR Investments, LLC. The Independent Director elected pursuant to this Bye-law 19(4) shall be a Director until the vote regarding the Specified Matter and shall cease to be a Director immediately following such vote. An action involving a Specified Matter must also be approved in accordance with the provisions of Bye-law 43(4).

20.	Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, “Director” shall not include an Alternate Director.

21.	Contracts and disclosure of Directors’ interests

(1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

OFFICERS

23.	Officers of the Company

The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.	Appointment of Officers

(1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

(2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

26.	Duties of Officers

Subject to the limitations set forth in these Bye-laws, the officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.	Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

29.	Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

30.	Indemnification of Directors and Officers of the Company

The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. Such indemnification shall be payable by the Company at the times, in the amounts and subject to the conditions set forth in Section 302 of the Indenture.

31.	Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

32.	Notice of annual general meeting

The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least five days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.	Notice of special general meeting

The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days’ notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.	Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.	Meeting called on requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

36.	Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been property called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37.	Postponement of meetings

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.	Quorum for general meeting

Unless otherwise provided for in these Bye-laws, at any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39.	Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.	Attendance at meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

41.	Written resolutions

(1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:

(a)	a resolution passed pursuant to Section 89(5) of the Act; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

42.	Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.	Voting at meetings

(1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

(3) No action shall be taken by the Company in connection with any of the following matters unless the same shall also first have been approved or authorised by (x) a resolution of the Board for which at least ninety-nine percent (99%) of all Directors (including any Independent Director) have voted in favour, (y) a resolution of the Class A Members and Class B Members representing at least ninety-nine percent (99%) of all Class A Shares and Class B Shares then in issue and (z) a resolution of the Class C Members representing at least ninety-nine percent (99%) of all the Class C Shares then in issue:

(a)	authorization of a Bankruptcy Matter; or

(b)	amending this Bye-law 43(3), Bye-law 43(4), Bye-law 19(4), or Bye-law 86.

(4) No action shall be taken by the Company in connection with any of the Super-Majority Matters or Specified Matters unless such action shall have been first approved or authorised by (x) a resolution of the Board for which at least 80% of all Directors (or such higher percentage as may be required by paragraph (3) of Bye-law 43) have voted in favour and which is otherwise passed in accordance with the provisions of paragraph 4 of Bye-law 19 in connection with any of the Specified Matters, and (y) a resolution of Members for which Members representing at least 80% of all then issued and outstanding Class A Shares and Class B Shares that are entitled to vote have voted in favour of such Super-Majority Matters or Specified matters.

(5) To the fullest extent permitted by law, any Independent Director shall consider only the interests of the Company, and its respective creditors, in acting with respect to any matter under these Bye-laws, including (without limitation) the matters referred to in this Bye-law 43.

44.	Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45.	Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.	Demand for a poll

(1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(e)	Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (2) and (3) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(2) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(3) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47.	Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.	Instrument of proxy

The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto, under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

49.	Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

SHARE CAPITAL AND SHARES

50.	Rights of shares

Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into three classes of shares, namely Class A Shares of US$1.00 par value each (the “Class A Shares”), Class B Shares of US$1.00 par value each (the “Class B Shares”) and Class C Shares of US$1.00 par value each (the “Class C Shares”), the holders of which shall, subject to the provisions of these Bye-laws have the respective rights as herein set out:

(a)	Holders of the Class A Shares shall:

(i)	be entitled to one vote per share;

(ii)	subject to the terms of the Members’ Agreement, be entitled to such dividends as the Board may from time to time declare;

(iii)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to payment in accordance with Section 4.1(c) of the Members’ Agreement; and

(iv)	generally be entitled to enjoy all of the rights attaching to shares.

(b)	Holders of the Class B Shares shall:

(i)	not be entitled to vote except as otherwise required by law or these Bye-laws;

(ii)	subject to the terms of the Members’ Agreement, be entitled to such dividends as the Board may from time to time declare;

(iii)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to payment in accordance with Section 4.1(c) of the Members’ Agreement; and

(iv)	generally be entitled to enjoy all of the rights attaching to shares.

(c)	Holders of the Class C Shares shall:

(i)	not be entitled to vote except as otherwise required by law or these Bye-laws;

(ii)	not be entitled to dividends;

(iii)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the payment of US$1.00 per Class C Share;

(iv)	upon satisfaction in full of all obligations of the Company pursuant to the Indenture, be subject to having such Class C Shares be redeemed at the option of the Company for US$1.00 per Class C Share; and

(v)	generally be entitled to enjoy all of the rights attaching to shares.

51.	Power to issue shares

(1) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the

Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

(2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

(4) The Company may from time to time do any one or more of the following things:

(a)	make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b)	accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c)	pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)	issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52.	Variation of rights, alteration of share capital and purchase of shares of the Company

(1) Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

(2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

53.	Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other Person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares anyone can give an effectual receipt for any dividend paid in respect of such shares.

54.	Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55.	Share certificates

(1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

56.	Calls on shares

The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

57.	Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

58.	Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

59.	Inspection of Register of Members

The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

60.	Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a)	determining the Members entitled to receive any dividend; and

(b)	determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

61.	Instrument of Transfer

(1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “C” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

62.	Restriction on Transfer

(1) The Board shall not register the transfer of a share unless such transfer is made in accordance with the provisions of Section 8.7 of the Members Agreement. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

(2) If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

63.	Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

64.	Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member’s estate or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

65.	Registration on death or bankruptcy

Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “D” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

66.	Declaration of dividends by the Board

(1) The Board may, subject to these Bye-laws and the Members’ Agreement and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares by class held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

(2) If a proposed resolution of the Board to declare and pay a dividend (or distribution pursuant to Bye-law 67) to the Class B Member results in a tied vote, the Textainer Director(s) (or the Pledgee Director(s), as the case may be) shall have a deciding vote.

(3) If, at any time after the Pledgee Directors are appointed, a proposed resolution of the Board to declare and pay a dividend (or distribution pursuant to Bye-law 67) to the Class A Members results in a tied vote, the Pledgee Director(s) shall have a deciding vote.

67.	Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company, provided such declaration is made in accordance with the provisions of the Members’ Agreement, provided further, for the avoidance of doubt, that such distributions in accordance with the Members’ Agreement need not be pro rata.

68.	Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

69.	Deduction of Amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

CAPITALISATION

70.	Issue of bonus shares

(1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

71.	Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.	Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73.	Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

74.	Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, a Person having experience in reviewing and/or auditing financial statements of entities shall be appointed by the Members as an independent representative of the Members as Auditor of the accounts of the Company, provided that such appointment shall have been approved in accordance with the provisions of these Bye-laws. Such Auditor may not be a Member, and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

76.	Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

77.	Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

78.	Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

79.	Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

80.	Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

81.	Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

82.	The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

83.	Manner in which seal is to be affixed

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any Person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

84.	Winding-up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

85.	Miscellaneous

In order to ensure that the Company operates and maintains its legal status as an independent entity, individual, separate and distinct from its Members, their Affiliates, Directors and Officers, the Company shall, except as otherwise provided or permitted by the Indenture, any supplement to the Indenture or any Related Documents:

(a)	not commingle its assets with those of any other entity except for any commingling that may occur prior to the distribution of funds by the Manager to the Company in accordance with the Management Agreement;

(b)	maintain records and books of account separate from those of any other entity;

(c)	conduct its business solely in its own name so as not to mislead others as to its identity separate and distinct from any other entity except as contemplated by the Management Agreement;

(d)	provide for its expenses and liabilities from its own funds;

(e)	maintain correct and complete books and records of account in a consistent manner from year to year and separate and apart from any other entity;

(f)	maintain minutes of the meetings and other proceedings of its Members and Board of Directors in accordance with the Act;

(g)	act solely in its own name and, as applicable, through its duly authorised officers, agents or representatives (including the Manager to the extent set forth in the Management Agreement) in the conduct of its business;

(h)	maintain an arm’s length relationship with any other entity;

(i)	not make any loan to or guarantee (or otherwise become contingently liable in respect of) any loan to any Member or Affiliate, or any Director or Officer of the Company; and

(j)	not borrow from any Affiliate of any Member or the Manager (except for any Manager Advances (as defined in the Management Agreement) made in accordance with the Management Agreement) or any Director or Officer of the Company.

ALTERATION OF BYE-LAWS

86.	Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members in accordance with the provisions of Bye-law 43.

87.	Conflict with Members’ Agreement

If, and to the extent these Bye-laws conflict with the Members’ Agreement, the provisions of the Members’ Agreement shall, to the extent permitted by law, prevail.

******

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SCHEDULE—FORM A (Bye-law 49)

TEXTAINER MARINE CONTAINERS LIMITED

PROXY

I/We                                                                                                        of                                                                                                the holder(s) of                      share(s) in the above-named company hereby appoint                                                               or failing him/her                                                               or failing him/her as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the day      of             , 20    , and at any adjournment thereof.

Dated this      day of             , 20

*GIVEN under the seal of the Company

*Signed by the above-named

Witness

*Delete as applicable.

SCHEDULE—FORM B (Bye-law 58)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of (amount of call] made on the      day of             , 20     last, in respect of the (number] share(s) (numbers in figures] standing in your name in the Register of Members of the Company, on the      day of             , 20     last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of              per annum computed from the said      day of             , 20     last, on or before the      day of              20     next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this      day of             , 20

[Signature of Secretary]

By order of the Board

SCHEDULE—FORM C (Bye-law 62)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED                                                                                                                            [amount]                                                                                                                            [transferor] hereby sell, assign and transfer unto                                                                                                        [transferee] of                                                                                                                             [address]                                                                                                                            [number of shares] shares of                                                               Textainer, Marine Containers Limited.

Dated

(Transferor)

In the presence of:

(Witness)

In the presence of:	(Transferee)

(Witness)

SCHEDULE—FORM D (Bye-law 66)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY

OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of Textainer Marine Containers Limited in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors, administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this      day of             , 20

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)

Signed by the above-named	)
[transferee]	)
in the presence of:	)

EXHIBIT B

FORM OF AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED

SERIES 2000-1 SUPPLEMENT

AMENDMENT NUMBER 1

TO SECOND AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT

THIS AMENDMENT NUMBER 1, dated as of November 21, 2007 (this “Amendment”) to the SECOND AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT, dated as of June 8, 2006 (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Series 2000-1 Supplement”), each by and between TEXTAINER MARINE CONTAINERS LIMITED, a company with limited liability organized and existing under the laws of Bermuda (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Series 2000-1 Supplement;

WHEREAS, the parties desire to amend the Series 2000-1 Supplement in order to amend certain provisions contained therein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Series 2000-1 Supplement.

SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Series 2000-1 Supplement shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

SECTION 3. Amendments to the Series 2000-1 Supplement. Pursuant to Section 705 of the Series 2000-1 Supplement, effective on the date hereof, following the execution and delivery hereof, the following provision of the Series 2000-1 Supplement shall be amended as follows:

(a) Section 502(c) of the Series 2000-1 Supplement is hereby amended by inserting the following text at the end of clause (B) thereof:

“, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date”

(b) The lead-in language in Article VI of the Series 2000-1 Supplement is hereby amended by deleting the words “as of the Restatement Effective Date” therein.

(c) Section 612(iii) of the Series 2000-1 Supplement is hereby amended and restated in its entirety as follows:

“(iii) The bye-laws of the Issuer provide that the Issuer shall have four directors (three directors appointed by Textainer Limited, and one director appointed by FB Transportation Capital LLC unless increased to five under certain circumstances described in the bye-laws, including, but not limited to, those discussed below. In the event of a resolution to institute voluntary Insolvency Proceedings on behalf of the Issuer, the bye-laws of the Issuer further provide that the number of directors is automatically increased to five and an independent director from the Director Services Provider is elected by a majority of the directors. Such independent director shall participate solely in the vote on the voluntary Insolvency Proceedings and shall cease to be a director immediately following such vote. No action can be taken to institute voluntary Insolvency Proceedings on behalf of the Issuer unless such action shall have been approved or authorized by (x) a resolution of the board of directors of the Issuer for which at least ninety-nine percent (99%) of all directors (including the independent director) of the Issuer have voted in favor and (y) a resolution of the members of the Issuer representing at least ninety-nine percent (99%) of all Class A Shares (as defined in the Issuer’s bye-laws) and Class B Shares (as defined in the Issuer’s bye-laws) of the Issuer and (z) a resolution of the members of the Issuer representing at least ninety-nine percent (99%) of all Class C Shares (as defined in the Issuer’s bye-laws) of the Issuer then issued and outstanding.”

SECTION 4. Representations, Warranties and Covenants. The Issuer hereby confirms that (i) the requirements set forth in Section 705 of the Series 2000-1 Supplement have been satisfied with respect to the amendment set forth herein, and (ii) each of the representations, warranties and covenants set forth in Articles IV and VI of the Series 2000-1 Supplement are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations, warranties and covenants expressly relate to earlier dates.

SECTION 5. Effectiveness.

(a) This Amendment shall become effective as of the opening of business on November 21, 2007. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Series 2000-1 Supplement, as amended, shall remain in full force and effect.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) After the execution and delivery hereof by the parties hereto, (i) this Amendment shall be a part of the Series 2000-1 Supplement, and (ii) each reference in the Series 2000-1 Supplement to “this Supplement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Series 2000-1 Supplement shall mean and be a reference to the Series 2000-1 Supplement as amended or modified hereby.

SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement. A facsimile counterpart shall be effective as an original.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED, THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Consent to Jurisdiction. The parties hereto hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 9. No Novation. Notwithstanding that the Series 2000-1 Supplement is hereby amended by this Amendment as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing Indebtedness of the Issuer under the original Series 2000-1 Supplement or the security interest in the Collateral created thereby. All Series 2000-1 Notes that have been issued on or prior to the effective date of this Amendment shall remain in full force and effect and the Issuer hereby ratifies the Indebtedness evidenced thereby.

SECTION 10. Entire Agreement. This Amendment (together with the other Series 2000-1 Related Documents) constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED

By:	/s/ Philip Brewer
Name:	Philip Brewer
Title:	President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page

The undersigned, as Indenture Trustee, hereby consents to the foregoing Amendment Number One to the Second Amended and Restated Series 2000-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not individually but solely as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Assistant Vice President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page

The undersigned, as Requisite Global Majority, hereby consents to the foregoing Amendment Number One to the Second Amended and Restated Series 2000-1 Supplement.

AMBAC ASSURANCE CORPORATION,
as Requisite Global Majority

By:	/s/ Bracken Gardner
Name:	Bracken Gardner
Title:	Vice President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page

EXHIBIT C

FORM OF AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

CONTRIBUTION AND SALE AGREEMENT

[EXECUTION VERSION]

AMENDMENT NUMBER TWO TO SECOND AMENDED AND RESTATED

CONTRIBUTION AND SALE AGREEMENT

THIS AMENDMENT NUMBER TWO TO SECOND AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT, dated as of November 21, 2007 (this “Amendment”), among TEXTAINER LIMITED, a company organized and existing under the laws of Bermuda (“TL”), FORTIS BANK (NEDERLAND) N.V. (“Fortis”; each of TL and Fortis, a “Seller” and collectively, the “Sellers”) and TEXTAINER MARINE CONTAINERS LIMITED, a company organized and existing under the laws of Bermuda (the “Issuer”), and consented to by WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee (the “Indenture Trustee”) under the Indenture (as defined below), and AMBAC ASSURANCE CORPORATION (the “Requisite Global Majority”), is to the Second Amended and Restated Contribution and Sale Agreement, dated as of June 8, 2006 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, including by Amendment No. 1 thereto, dated as of July 31, 2006, the “Contribution and Sale Agreement”), among the Sellers and the Issuer and consented to by the Indenture Trustee.

W I T N E S S E T H:

WHEREAS, the parties have previously entered into the Contribution and Sale Agreement; and

WHEREAS, the parties hereto desire to further amend the Contribution and Sale Agreement in certain respects as provided herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Terms used but not defined in this Amendment shall have the meanings assigned thereto in the Contribution and Sale Agreement or, if not defined therein, in that certain Second Amended and Restated Indenture (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), dated as of May 26, 2005, by and between the Issuer and the Indenture Trustee.

Section 2. Amendments to the Contribution and Sale Agreement. Effective as of the execution and delivery of this Amendment, the following provisions of the Contribution and Sale Agreement are amended as follows:

(a) Section 3.01(z) of the Contribution and Sale Agreement is amended and restated in its entirety to read as follows:

“All Representations and Warranties True. All representations and warranties made by such Seller in any certificate or other document delivered at the closing of the transactions contemplated by the Transaction Documents, including all representations and warranties made to Morrison & Foerster LLP in support of its opinions issued and delivered in connection with the issuance of the Notes and each of the factual assumptions contained in such opinions (to the extent compliance with such assumptions is in the control of the Seller), are true and correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date; provided, however, that each of the representations, warranties and factual assumptions made to Morrison & Foerster LLP in support of its opinions issued and delivered in connection with the issuance of the Notes, to the extent that such representations, warranties and assumptions relate to (i) the ownership of the Class A shares of the Issuer or (ii) the duration of time during which Manager may own containers that are on lease as part of the Textainer container fleet, are made only as of the date of such opinion and the factual assumptions contained in such opinions (to the extent that such assumptions relate to such ownership or duration and compliance with such assumptions is in the control of the Seller) are deemed true and correct only as of the date of such opinions;”

Section 3. Representations and Warranties.

(a) The Issuer hereby represents and warrants that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(ii) It has the power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(iii) The execution, delivery and performance of this Amendment do not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein;

(iv) This Amendment, when duly executed and delivered by the parties hereto, shall be a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with the terms set forth herein;

(v) No Early Amortization Event, Event of Default or Manager Default or event which, with notice or lapse of time or both, would constitute an Early Amortization Event, Event of Default or Manager Default, has occurred and is continuing, and no Early Amortization Event, Event of Default or Manager Default shall occur as a result of the execution, delivery and performance of this Amendment; and

2

(vi) Each of the conditions precedent necessary to amend the Contribution and Sale Agreement as set forth herein have been, or contemporaneously with the execution of this Amendment will be, satisfied.

(b) Each of the Sellers hereby represents and warrants as to itself that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(ii) It has the power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(iii) The execution, delivery and performance of this Amendment do not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein; and

(iv) This Amendment, when duly executed and delivered by the parties hereto, shall be a legal, valid and binding obligation of such Seller, enforceable against it in accordance with the terms set forth herein.

Section 4. Scope and Effectiveness of Amendment.

(a) This Amendment shall be effective upon execution and delivery hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Contribution and Sale Agreement and each reference in the Contribution and Sale Agreement to “this Agreement”, “hereof, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Contribution and Sale Agreement as amended or modified hereby.

(c) Except as expressly amended by the terms of this Amendment, all terms and conditions of the Contribution and Sale Agreement, as amended, shall remain in full force and effect and are hereby ratified in all respects.

(d) Each party hereto agrees and acknowledges that this Amendment constitutes a “Related Document” under the Indenture and the Insurance Agreement.

Section 5. Entire Agreement. This Amendment represents the entire agreement between the parties with respect to the subject matter hereof.

Section 6. Execution in Counterparts. This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

3

Section 7. Governing Law. This Amendment shall be construed in accordance with and governed by the substantive laws of Bermuda (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

[Signature pages on following pages]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

THE ISSUER:	TEXTAINER MARINE CONTAINERS LIMITED

	By	/s/ Philip K. Brewer
Philip K. Brewer
Executive Vice President

THE SELLERS:	TEXTAINER LIMITED

	By	/s/ Philip K. Brewer
Philip K. Brewer
Executive Vice President

FORTIS BANK (NEDERLAND) N.V.

	By	[Signature illegible]
	Name:	[Illegible]
	Title:	Director

	By	/s/ M.P. Nijs
	Name:	M.P. Nijs
Title:

The undersigned, as Requisite Global Majority, hereby consents to the foregoing Amendment Number Two to the Second Amended and Restated Contribution and Sale Agreement.

AMBAC ASSURANCE CORPORATION,
as Requisite Global Majority

By:	/s/ Bracken Gardner
Name:	Bracken Gardner
Title:	Vice President

The undersigned, as Indenture Trustee, hereby consents to the foregoing Amendment Number Two to the Second Amended and Restated Contribution and Sale Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not individually but solely as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Assistant Vice President

EXHIBIT I

INDEX OF DEFINED TERMS

Agreement	1
Company	1
Liens	3
Members Agreement	1
Purchased Shares	1
Seller	1